Exhibit 10.20
OFFICE LEASE
By and Between
DARED 89 LLC, an Arizona limited liability company,
as Landlord
and
ZipRecruiter, Inc., a Delaware corporation
as Tenant

ARTICLE ONE:    BASIC TERMS/DEFINITIONS
This Article One contains the Basic Terms and Definitions of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.
Section 1.1    Effective Date. March 2, 2020.
Section 1.2    Landlord (include legal entity). DARED 89 LLC, an Arizona limited liability company.
Address of Landlord:    11452 El Camino Real, Suite 200
San Diego, California 92130
Phone: (858) 793-0202
Fax: (858) 793-5363
Section 1.3    Tenant (include legal entity). ZipRecruiter, Inc., a Delaware corporation
Address of Tenant prior to the Commencement Date:
604 Arizona Avenue
Santa Monica, California 90401
Attention: Business & Legal Affairs
And
At Premises
Attention:    Facilities Manager
With a copy to:
legal@ziprecruiter.com
Section 1.4    Premises. The Premises is approximately 90,599 rentable square feet (“RSF”) located on the entire first and second floors (the “Premises”) of the office building located at 4039 East Raymond Street, Phoenix AZ 85040 as shown on the site plan attached hereto as Exhibit A-1 (the “Building”). The Initial Premises consists of the approximate 19,037 RSF of space located of the first floor and 46,151 RSF located on the second floor of the Premises for a total of 65,188 RSF (the “Initial Premises”) depicted on Exhibit A-2. The Partial Premises consists of the approximate 25,411 RSF of space located on the first floor of the Premises depicted on Exhibit A-2 attached hereto (the “Partial Premises”). For purposes of this Lease, “rentable square feet” of the Premises and Building have been agreed and stipulated by Landlord and Tenant and shall not be subject to remeasurement or modification. The foregoing determination of the rentable and usable square footages of such premises shall be conclusive and binding upon the parties. The real property described on Exhibit A-3 hereto and all improvements thereon, including without limitation the Building and Common Areas (detailed below), are hereinafter collectively referred to as the “Project.” In addition to the Premises, Tenant shall have the exclusive use of the Common Areas (defined below) subject to the terms of this Lease, applicable covenants, conditions and restrictions and the rules and regulations; provided, however, if Tenant exercises the Partial Premises Termination Right or Lease Termination Right as to only a portion of the Premises or an Option to Extend as to only a portion of the Premises, following the effective date of such termination, Tenant shall have the non-exclusive use of the Common Areas.
Section 1.5    Lease Term. One hundred and twenty-eight (128) months beginning one hundred and eighty days after the Effective Date, subject to extension of such one hundred eighty (180) day period on a day for day basis for Landlord Delays and Force Majeure Delays (the “Commencement Date”), and ending on the last day of the month following a full one hundred and twenty-eight (128) months thereafter (“Expiration Date”). Landlord and Tenant shall execute an amendment to this Lease in the form attached hereto as Exhibit D confirming the Commencement Date and the Expiration Date of the original Lease Term. Failure to execute such Exhibit shall not affect the validity or enforceability of this Lease.)
Section 1.6    Permitted Uses. (See Article Five) Tenant may use and occupy the Premises for executive and general office purposes and any other legally permitted uses consistent with a first-class office building and uses incidental thereto, including employee assembly area for company meetings, cafeteria, lunch rooms, data center, training rooms, executive briefing rooms, library, conference rooms, team meeting areas and kitchen areas, all in accordance with the terms of this Lease and consistent with the character of the Project as a first-class office building project as long as Tenant’s primary use of the Premises is for general office purposes, and no other use of the Premises shall be permitted without the express written consent of Landlord. Tenant’s use of the Premises shall be subject to any restrictions of record of which Landlord has provided Tenant with prior written notice.
Section 1.7    Tenant’s Guarantor. (If none, so state) None.
Section 1.8    Brokers. (See Article Fourteen) (If none, so state)
Landlord’s Broker:    CB Richard Ellis
Brad Anderson
Mike Strittmatter
2415 E. Camelback Road
Phoenix, Arizona 85016
Phone: (602) 735-5670
Fax: (602) 735-5105
Tenant’s Broker:    Cresa
David Toomey
Brian Davies
Eric Walker
2398 E. Camelback Road, Suite 900

Phoenix, AZ 85016
Phone: (602) 648-7373
Section 1.9    Initial Security Deposit. (See Section 3.2) None. See Letter of Credit requirements in Section 3.2.
Section 1.10    Vehicle Parking Spaces Allocated to Tenant. (See Section 5.14) Six hundred (600) uncovered and unreserved total spaces. Tenant may elect to have Landlord provide covered and reserved parking spaces under the terms set forth below which covered and reserved parking spaces shall be included within the total parking spaces provided to Tenant. Tenant may elect to have Landlord provide up to, at Tenant’s sole election as to the amount, twenty-five (25) covered and reserved parking spaces for an additional charge of Forty-Five Dollars ($45.00) per covered parking space per month (“Initial Covered Parking Rent”) for the Lease Term and any Extended Term. No covered spaces will be located at the front of the Building. Any additional covered and reserved parking spaces above the twenty-five (25) spaces shall be provided at an additional monthly charge equal to the cost to construct the additional covered parking canopies amortized over the then remaining Lease Term using a six percent (6%) annual interest rate (“Additional Covered Parking Rent”). The Initial Covered Parking Rent and Additional Covered Parking Rent are hereinafter collected referred to as the “Covered Parking Rent”. Tenant shall notify Landlord of its one-time election to have covered parking by written notice to Landlord to be given within twelve (12) months after the Effective Date (the “Covered Parking Notice”). Landlord shall construct the covered parking canopies within a reasonable time after receipt of the Covered Parking Notice, but in no event shall it take Landlord longer than one hundred eighty (180) days to construct, in such locations as reasonably agreed upon between Landlord and Tenant subject to all required governmental approvals (no covered parking for Tenant will be located at the front North side of Building). Subject to Tenant’s compliance with all applicable statutes, ordinances, rules, regulations, easements, covenants, restrictions, orders and requirements regulating Project, Tenant shall be permitted to restripe the parking lot to increase the number of uncovered and unreserved parking spaces. In the event Tenant exercises the Partial Premises Termination Right (as defined below), the Lease Termination Right (as defined below) as to only a portion of the Premises or an Option to Extend (as defined below) as to only a portion of the Premises, the vehicle parking spaces allocated to Tenant shall be amended to seven (7) spaces per 1,000 square feet of rentable space of the Initial Premises which shall include all of Tenant’s previously elected covered and reserved parking spaces and Tenant shall be entitled to designate up to fifty (50) reserved parking spaces out of Tenant’s parking allowance in reasonable proximity to the front and rear entrances to the Premises (not more than fifteen (15) such reserved parking spaces shall be located in the front of the Building if Tenant leases less than the entire Building) as reasonably determined by Landlord and Tenant knowing that the Building is then a multi-tenant building. Further, in any of such events, Tenant shall no longer have the right to restripe the parking lot and, at Landlord’s election, Tenant shall cause the parking lot to be restriped to its original condition. Landlord agrees to use commercially reasonable efforts, at Tenant’s sole cost and expense, to acquire additional parking for Tenant at Tenant’s request. Tenant shall be entitled to add as many EV charging stations as desired by Tenant, at Tenant’s sole cost and expense subject to reimbursement from the Tenant Allowance, within the parking spaces allotted to Tenant herein.

Section 1.11    Rent and Other Charges Payable by Tenant.
(a)    BASE RENT: The “Base Rent” for the Lease Term commencing on the Commencement Date is as follows:
INITIAL PREMISES BASE RENT

Term	Base Rent Per Rentable Square Foot Per Year	Base Rent Per Year	Base Rent Per Month
Months 1-8	$ 0.00	$0.00	$0.00
Months 09-20*	$16.50	$1,075,602.00	$89,633.50
Months 21-32	$17.00	$1,108,196.00	$92,349.67
Months 33-44	$17.50	$1,140,790.00	$95,065.83
Months 45-56	$18.00	$1,173,384.00	$97,782.00
Months 57-68	$18.50	$1,205,978.00	$100,498.17
Months 69-80	$19.00	$1,238,572.00	$103,214.33
Months 81-92	$19.50	$1,271,166.00	$105,930.50
Months 93-104	$20.00	$1,303,760.00	$108,646.67
Months 105-116	$20.50	$1,336,354.00	$111,362.83
Months 117-128	$21.00	$1,368,948.00	$114,079.00
PARTIAL PREMISES BASE RENT (to be paid in addition to the Initial Premises Base Rent unless Tenant exercises its Partial Premises Termination Right as set forth in Section 2.6 below)

Term	Base Rent Per Rentable Square Foot Per Year	Base Rent Per Year	Base Rent Per Month
Months 1-12	$0.00	$0.00	$0.00
Months 13-24*	$18.50	$470,104.00	$39,175.33
Months 25-36	$19.00	$482,809.00	$40,234.08
Months 37-48	$19.50	$495,515.00	$41,292.92
Months 49-60	$20.00	$508,220.00	$42,351.67
Months 61-72	$20.50	$520,926.00	$43,410.50
Months 73-84	$21.00	$533,631.00	$44,469.25
Months 85-96	$21.50	$546,337.00	$45,528.08
Months 97-108	$22.00	$559,042.00	$46,586.83
Months 109-120	$22.50	$571,748.00	$47,645.67
Months 121-128	$23.00	$389,635.00**	$48,704.38
*including any fractional month at the beginning of the Lease Term should the Commencement Date fall on a day other than the first day of a calendar month. In addition, Tenant shall pay all applicable rental and privilege taxes on Base Rent and

Additional Rent during the entire Lease Term and shall be responsible for the payment of Additional Rent on the entire Premises during any time period of free or abated Base Rent.
**    This amount is not the Base Rent Per Year – it is the Base Rent for the final eight months of the Term.
(b)    Additional Rent (“Additional Rent”): (i) Tenant’s Pro-Rata Share of Operating Expenses (See Section 4.2); (ii) Utilities (See Section 4.3); (iii) Insurance Premiums (See Section 4.4); (iv) Maintenance, Repairs and Alterations (See Article Six); and (v) Covered Parking Rent (See Section 1.10); including all applicable rental and privilege taxes on said Additional Rent. All charges payable by Tenant to Landlord other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the applicable monthly installment of Base Rent; provided, however, in the event of any changes in the amounts of Additional Rent, such amounts shall be due within the next monthly installment of Base Rent which is due at least thirty (30) days after Tenant’s receipt of an invoice therefore. The terms “rent” or “Rent” shall mean Base Rent and Additional Rent.
Section 1.12    Tenant’s Pro-Rata Share of Operating Expenses. (See Section 4.1(a)) 100%
Section 1.13    Intentionally Omitted.
Section 1.14    Landlord’s Share of Profit on Assignment or Sublease. (See Section 9.05) Fifty Percent (50%) of the Profit (the “Landlord’s Share”).
Section 1.15    Rentable Square Feet/Footage. If Tenant exercises the Lease Termination Right as to only a portion of the Premises or an Option to Extend as to only a portion of the Premises, the remaining rentable square footage of the Premises shall be established using the Building Owners and Managers Association International, ANSI/BOMA Z65.1-2010. BOMA is incorporated herein by reference for such purposes.
Section 1.16    Common Areas. All areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, monument signage, landscaping, planted areas, lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitorial closets, and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis. Except as otherwise provided in this Lease, the manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord, provided that Landlord shall maintain and operate the same in a first class manner substantially consistent with the Comparable Buildings and the use thereof shall be subject to such reasonable, non-discriminatory rules, regulations and restrictions as Landlord may make from time to time, which rules and regulations shall not be unreasonably or discriminatorily modified or enforced in a manner which shall materially interfere with the conduct of Tenant’s permitted use from the Premises or Tenant’s use of or access to the Premises or the Project or the parking areas servicing the same. So long as Landlord provides Tenant with prior written notice (provided that such notice shall not be required in the event of an emergency), Landlord, in Landlord’s reasonable discretion, reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, so long as such changes do not change the nature of the Project to something other than a first class office building project or materially affect Tenant’s use of the Premises for the permitted use, or Tenant’s ingress to or egress from the Project, Building or the Premises or the parking areas servicing the same.
Section 1.17    Exhibits. The following exhibits are attached to and made a part of this Lease:
Exhibit A-1 – Premises and Building
Exhibit A-2 – Initial Premises and Partial Premises
Exhibit A-3 – Project Legal Description
Exhibit B – Work Letter Agreement
Exhibit C – Rules and Regulations
Exhibit D – Commencement Notice
Exhibit E – Irrevocable Letter of Credit
Exhibit F – SNDA
ARTICLE TWO:    LEASE TERM
Section 2.1    Lease of Premises For Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.5 above and shall begin and end on the dates specified in Section 1.5 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The Commencement Date shall be the date specified in Section 1.5 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease. Subject to Landlord’s reasonable regulations, restrictions and guidelines and applicable laws, Tenant may also use the internal stairwells in the Building between the floors of the Premises, the electrical and telephone rooms and the area below the concrete ceiling of the Premises and below the concrete floor of the Premises and behind the walls of the Premises, including the right, subject to Landlord’s reasonable approval with respect to location and specifications and Landlord’s reasonable rules and regulations, to core drill between the floors of the Premises to install and service wire, conduit and cable that serve Tenant’s equipment in the Premises in accordance with, and subject to, the other terms and provisions of this Lease and Landlord’s rights hereunder with respect to such areas. Except when and where Tenant’s right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by applicable laws, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project twenty-four (24) hours per day, seven (7) days per week during the Lease Term.
Section 2.2    Delay in Commencement. Landlord shall grant Tenant access to the Premises to Tenant for purposes of Tenant commencing its Tenant Improvements on the Effective Date (“Delivery Date”). If Landlord is unable to grant Tenant access to the Building by the Delivery Date for purposes of Tenant commencing its Tenant Improvements for any reason whatsoever, Landlord shall not be liable to Tenant for any damages or losses resulting therefrom and this Lease shall continue in full force and effect, except for the anticipated Commencement Date hereof and Tenant’s obligation to pay Base Rent and/or other rental pursuant hereto shall be extended one day for each day beyond the Delivery Date that Landlord fails to grant Tenant access to the Building for purposes of Tenant commencing its Tenant Improvements (regardless of whether Tenant actually accesses the Building on that date) and the Expiration Date shall be extended for a period equal to the delay in delivery of access to the Premises to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month, and Rent shall be prorated for any partial month accordingly. Except for Tenant’s rights to object as set forth in this Lease, Landlord has met the requirements to cause the Delivery Date to occur upon the date of the execution and delivery of this Lease. In the event that Landlord has not delivered access to the Premises to Tenant to commence its Tenant Improvements within two (2) business days following the date of the execution and delivery of this Lease and Tenant’s proof of insurance as required herein, Tenant may terminate this Lease by delivering written notice of such termination to Landlord on or prior to the date Landlord delivers such access to Tenant.
Section 2.3    Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Following the first sixty (60) days of holdover, Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts Rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms of this Lease and any governmental statutes which are applicable to a month-to-month tenancy, subject to termination by either party on thirty (30) days prior written notice, but do not conflict with any provision contained in this Lease, except that the Base Rent then in effect shall be increased to one hundred twenty-five percent (125%) of the Base Rent that was payable during the final month of the Lease Term for the first sixty (60) days of any holdover and thereafter shall be increased to one hundred fifty percent (150%) of the Base Rent that was payable during the final month of the Lease Term. Landlord’s right to collect such rent shall be in addition to and shall not preclude concurrent, alternative or successive exercise of any other rights or remedies available to Landlord.
Section 2.4    Early Occupancy. If Tenant occupies any portion of the Premises prior to the Commencement Date for business purposes, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of any portion of the Premises for business purposes shall not advance the Expiration Date of this Lease. Tenant shall not be required to pay Base Rent, Additional Rent or any other charges specified in this Lease during the early occupancy period, but Tenant shall be responsible for interior janitorial expenses and shall be obligated to provide the insurance required pursuant to Section 4.4, during such early occupancy.
Section 2.5    Option to Extend Lease Term. At the expiration of the original Lease Term, Tenant may extend this Lease as to the entire Premises or a portion of the Premises for two (2) extended terms of five (5) years each (each an “Extended Term”) by giving Landlord written notice (the “Option Notice”) of its intention to do so not later than twelve (12) months prior to the expiration of the original Lease Term, and thereafter twelve (12) months prior to the expiration of the applicable Extended Term; provided, however, that Tenant is not in material default beyond any applicable notice and cure period under the Lease on the date of giving such notice or on the date of commencement of such Extended Term. The Option Notice shall set forth Tenant’s election to extend the Lease for all or a portion of the Premises. If Tenant elects to extend the Lease for only a portion of the Premises, the portion of the Premises for which Tenant elects not to extend the Lease shall be: (i) either located entirely on one floor of the Premises or located on one entire floor and a portion of the other floor; (ii) a minimum of 15,000 RSF; (iii) adjacent to a window line and easily accessible; and (iv) shall be in a readily marketable and leasable location. Landlord shall be responsible for any and all costs to separate the portion of the Premises for which Tenant elects not to extend the Lease from the remainder of the Premises such that the space is a separate easily accessible and readily marketable space promptly following the commencement of the applicable Extended Term. Any termination of the entire Lease shall result in automatic termination of this option. Tenant’s right to extend the Lease Term provided herein is personal to Tenant and may not be assigned or otherwise transferred except in connection with a permitted assignment of this Lease, including to a Tenant’s Affiliate. The Extended Term shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant during the original Lease Term shall not apply during such Extended Term unless granted as part of the Fair Market Rental: (a) any right to rent-free possession; (b) any right to further extension of the Lease Term beyond the Extended Terms set forth herein above; (c) any right to continue to pay the same Base Rent; (d) any right to additional Tenant Allowance; (e) any right to terminate the Extended Term early; (f) any right to continue to exclude HVAC Capital Expenditures; (g) cost of security for the Building; and (h) the right to the continuation of any cap on Controllable Operating Expenses from the previous year (it being understood that the Operating Expenses for the first twelve (12) months of each new Extended Term shall be the actual Operating Expenses without any cap and thereafter the cap set forth in Section 4.2(e) shall apply). Landlord and Tenant hereby acknowledge and agree that the Base Rent during each Extended Term shall be equal to ninety-five (95%) of the Base Rent component of the “Fair Market Rental” and one hundred percent (100%) of the economic concessions, including without limitation, free rent, improvement allowance, base year and other monetary concessions, component of the Fair Market Rental for the Premises, as determined by as follows:
(a)    Concurrent with Tenant’s delivery of each Option Notice, Tenant shall provide Landlord with written notice of its determination of Fair Market Rental for the Premises (“Tenant’s Determination of FMR”). Within thirty (30) days after Landlord’s receipt of Tenant’s Determination of FMR, Landlord shall, by written notice delivered to Tenant, either (a) accept Tenant’s Determination of FMR (“Notice of Acceptance”), or (b) reject Tenant’s Determination of FMR (“Notice of Rejection”). If Landlord does not deliver either the Notice of Acceptance or the Notice of Rejection within said thirty (30) day period, Landlord shall be deemed to have accepted Tenant’s Determination of FMR. If Landlord delivers a Notice of Rejection, Landlord shall also concurrently deliver to Tenant Landlord’s determination of Fair Market Rental for the Premises (“Landlord’s Determination of FMR”). If Landlord delivers the Notice of Rejection within said thirty (30) day period, the parties shall negotiate in good faith in an effort to agree upon the Fair Market Rental within thirty (30) days after Landlord delivers the Notice of Rejection (“Negotiation Period”).
(b)    If the parties fail to agree on the Fair Market Rental for such Extended Term during the Negotiation Period, then the Fair Market Rental shall be established as set forth below. Within fifteen (15) days following expiration of the Negotiation Period, Landlord and Tenant shall mutually agree upon a broker to determine the Fair Market Rental and shall concurrently deliver their final Tenant’s Determination of FMR and final Landlord’s Determination of FMR to use for the arbitration procedure set forth below; provided however, that if the difference between the final Landlord’s Determination of FMR and the final Tenant’s Determination of FMR is five percent (5%) or less, then a broker shall not be designated and the Fair Market Rental shall equal the average of the two (2) determinations. If Landlord and Tenant cannot agree upon a broker, then either party hereunder may request that the Presiding Judge of the Maricopa County Superior Court appoint such broker. Within ten (10) business days after the selection of the broker, such broker shall select either the final Landlord’s Determination of FMR or the final Tenant’s Determination of FMR in its entirety, without averaging or otherwise adjusting such value in any manner, and shall notify the parties of his or her decision. The broker’s decision concerning the Fair Market Rental shall be binding upon the parties, shall not be subject to any right of appeal and shall constitute the Rent payable by Tenant during the Extended Term.
(c)    Landlord and Tenant intend that the “Fair Market Rental” shall be deemed to be the rent per square foot of rentable area of space that is then being charged for space located in buildings in the vicinity of the Building that are comparable in quality, age and size and offer similar amenities to the Building (“Comparable Buildings”) and involving non-renewing leases (i.e. leases where the tenant is not already occupying the leased premises) with similar terms and conditions, and involving the use of the premises for similar purposes allowed under the Lease for tenants of similar size, credit quality and stature and include current market concessions including tenant improvement allowances, abatement, downtime to secure a new tenant and build out space, brokerage commissions, a new base year (if given in comparable deals) and/or the anticipated budget for Additional Rent, inducements and other economic considerations for the lease of space comparable to the Premises then being offered in similar buildings in the Southeast Valley Submarket. The spaces used for comparison shall be comparable in size, age, quality and design to the Premises, and such spaces used for comparison shall be comparable to the Premises with respect to their location within such buildings, the quality and quantity of tenant improvements installed at each landlord’s expense, the services provided by each landlord to such tenant, and the financial strength of tenant.
(d)    The parties shall share equally in the cost of the broker. No person shall be appointed or designated a broker unless he or she is a real estate broker licensed in the State of Arizona, who specializes in the field of commercial office space leasing in the Southeast Valley market, has at least ten (10) years’ experience in leasing of commercial office space in the Southwest Valley market and is recognized within the field as being reputable and ethical. The broker shall not have ever been employed (full-time or part-time or on a consulting basis) by Landlord or Tenant.

(e)    In the event that the Fair Market Rental is not established before the commencement of the Extended Term, Tenant shall continue to pay the Base Rent in effect as of the end of the prior term; when the Fair Market Rental has been established, the new Base Rent and concessions granted pursuant to the Fair Market Rental shall be retroactively effective as of the beginning of the Extended Term, and Tenant shall pay Landlord any deficiency or Tenant shall receive a credit, as applicable, with in thirty (30) days after the establishment of the new Fair Market Rental.
Section 2.6    Partial Premises Termination Right. Provided Tenant is not in monetary default of any provisions of this Lease beyond applicable notice and cure periods, Tenant shall have a one (1) time right to terminate this Lease as to the Partial Premises (“Partial Premises Termination Right”). Tenant’s right to terminate this Lease as to the Partial Premises shall occur on the last day of the twelfth (12th) month of the Lease Term (the “Partial Premises Termination Date”). In the event Tenant elects to exercise the Partial Premises Termination Right, such termination shall be upon the following terms and conditions:
(a)    Tenant shall give written notice of its election to terminate (the “Partial Premises Termination Notice”) in accordance with the Notice provisions herein to Landlord at least ninety (90) days prior to the Partial Premises Termination Date.
(b)    At least thirty (30) days prior to the Partial Premises Termination Date, Tenant shall pay Landlord the sum of Three Hundred Sixty Thousand and NO/100 Dollars ($360,000) (the “Partial Premises Termination Payment”). The Partial Premises Termination Payment shall be wire transferred to Landlord or otherwise paid to Landlord in immediately available funds.
(c)    Following receipt of the Partial Premises Termination Notice and the Partial Premises Termination Payment, the Lease with respect to the entire Premises shall continue in full force and effect until the Partial Premises Termination Date at which time the Lease shall be deemed terminated as to the Partial Premises. During said time, Tenant shall continue to be obligated to fully perform under the Lease and pay the Base Rent, Additional Rent, and other applicable charges (the Partial Premises Termination Payment shall not be applied to Base Rent, Additional Rent, or other applicable charges applicable to time periods prior to the Partial Premises Termination Date). In the event Tenant fails to timely give the required Partial Premises Termination Notice followed by the Partial Premises Termination Payment, the right to terminate the Partial Premises pursuant to this Section 2.6 shall be deemed null and void.
(d)    In the event of the termination of this Lease as to the Partial Premises, Landlord and Tenant shall execute an amendment to this Lease confirming the termination and such other terms as are set forth herein or otherwise agreed to between Landlord and Tenant. Notwithstanding the foregoing, failure to execute such an amendment shall not affect the validity or enforceability of this Lease as to the remainder of the Premises or the termination of this Lease with respect to the Partial Premises.

(e)    If Tenant does not timely exercise the Partial Premises Termination Right or such right is deemed null and void in accordance herewith, Tenant shall be entitled to an additional Initial Tenant Allowance for the Partial Premises at the same per RSF as the Initial Tenant Allowance set forth in the Work Letter for the Initial Premises which Initial Tenant Allowance must be utilized by Tenant within eighteen (18) months following the Effective Date and may be utilized for costs previously incurred by Tenant to improve the Partial Premises as well as costs incurred after the Partial Premises Termination Right has lapsed.
Section 2.7    Lease Termination Right. Provided Tenant is not in material default of any provisions of this Lease beyond applicable notice and cure periods, Tenant shall have a one (1) time right to terminate this Lease as to the entire Premises or the entire space then being leased on either of the floors of the Premises (the “Lease Termination Right”). Tenant’s right to terminate this Lease shall occur on the last day of the eightieth (80th) month of the Lease Term (the “Lease Termination Date”). In the event Tenant desires to terminate this Lease on the Lease Termination Date, such termination shall be upon the following terms and conditions:
(a)    Tenant shall give written notice of its election to terminate (the “Termination Notice”) in accordance with the Notice provisions herein to Landlord at least nine (9) months prior to the Lease Termination Date. The Termination Notice shall set forth Tenant’s election to either terminate the Lease for the entire Premises or the entire space then being leased on either of the floors of the Premises. Following the Termination Notice, Tenant shall cause removal of signage in accordance with the provisions of Section 5.5 below, which shall be completed on or before the Lease Termination Date. Following such Lease Termination Date, Tenant shall be entitled to only Tenant’s Pro-Rata Share of the utilities provided to the Building and the parking allocation as stated in Section 1.10.
(b)    On or prior to the date which is thirty (30) days prior to the Lease Termination Date, Tenant shall pay Landlord a termination payment equal to the amount of the unamortized Initial Tenant Allowance on the portion of the Premises for which Tenant has elected to terminate this Lease, the amount of the unamortized Additional Tenant Allowance (if applicable) on the portion of the Premises for which Tenant has elected to terminate this Lease and the amount of the unamortized Broker’s commissions paid by Landlord on the portion of the Premises for which Tenant has elected to terminate this Lease, all based upon a ten-year straight-line amortization and an interest rate of six percent (6%) per annum (the “Termination Payment”). At any time prior to the Lease Termination Date, Tenant may request a calculation of the Termination Payment amount from Landlord in writing. The Termination Payment shall be in the form of a wire transfer to Landlord or otherwise paid to Landlord in immediately available funds.
(c)    Following receipt of the Termination Notice and the Termination Payment, the Lease with respect to the portion of the Premises being termination shall continue in full force and effect until the Lease Termination Date at which time the Lease shall be deemed terminated as to the portion of the Premises for which Tenant has elected to terminate this Lease. During said time, Tenant shall continue to be obligated to fully perform under the Lease and pay the Base Rent, Additional Rent, and other applicable charges (the Termination Fee shall not be applied to Base Rent, Additional Rent, or other applicable charges applicable to time periods prior to the Lease Termination Date). In the event Tenant fails to timely give the required Termination Notice followed by the Termination Payment, the right to terminate pursuant to this Section 2.7 shall be deemed null and void.
(d)    In the event of the termination of this Lease as to only a portion of the Premises, Landlord and Tenant shall execute an amendment to this Lease confirming the termination and such other terms as are set forth herein or otherwise agreed to between Landlord and Tenant. Notwithstanding the foregoing, failure to execute such an amendment shall not affect the validity or enforceability of this Lease as to the remainder of the Premises or the termination of this Lease with respect to the portion terminated pursuant to this Section 2.7.
ARTICLE THREE:    BASE RENT
Section 3.1    Time and Manner of Payment. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated for the ninth (9th) full month of the Lease Term in Section 1.11(a) (not including any Base Rent due for the Partial Premises) above (“Initial Payment Upon Execution”). The Initial Payment Upon Execution shall be held by Landlord and applied to Base Rent due for the ninth (9th) full calendar month of the Lease Term. If the Commencement Date falls on a day other than the first day of the month, Tenant shall pay Landlord the Base Rent and Additional Rent due for the resulting first partial month within thirty (30) days of receipt of Landlord’s invoice. Any such first partial month Base Rent and Additional Rent shall be calculated on a prorated basis by multiplying the Base Rent and Additional Rent amounts applicable for the ninth (9th) month of the Lease Term by a fraction, the numerator of which shall be the actual number of days from the Commencement Date to the end of month and the denominator of which shall be the total number of days in the month. On the first day of the tenth (10th) full month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent and Additional Rent, in advance, without offset, deduction or prior demand, except as otherwise provided herein. The Base Rent and Additional Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. Any payments of Base Rent and Additional Rent for any fractional calendar month shall be prorated based on actual days.
Section 3.2    Letter of Credit/Security Deposit. Within ten (10) business days following Landlord’s and Tenant’s execution and delivery of this Lease, Tenant shall deliver to Landlord a standby, unconditional, irrevocable letter of credit in the substantially the same form as attached hereto as Exhibit E (the “Letter of Credit”) in the amount of Three Million Five Hundred Thousand Dollars ($3,500,000.00), naming Landlord as beneficiary, issued by a national banking association reasonably approved by Landlord within five (5) business days, permitting draws thereon, as security for the full performance by Tenant of its obligations hereunder. Silicon Valley Bank is hereby approved by Landlord if selected by Tenant as the issuing bank. The term of such Letter of Credit, or any extension thereof or any replacement letter of credit, shall be for a period of not less than one year and shall be renewed annually. If the Letter of Credit is not renewed within thirty (30) days prior to its expiration date and a replacement Letter of Credit has not been provided to Landlord by such date, the Landlord may draw entire the Letter of Credit and hold the proceeds thereof as a cash security deposit (the “Security Deposit”) pursuant to the terms and provisions of this Lease. In the event Landlord transfers or assigns this Lease, Tenant shall cause the Letter of Credit to be reissued in the name of Landlord’s transferee or assignee and Tenant shall pay the first transfer fee in connection with any such assignment and Landlord shall pay all subsequent transfer fees.
In the event of default by Tenant under the Lease and after the expiration of any applicable notice and cure period, if any, Landlord, at its option and in addition to any other rights or remedies Landlord may have, may immediately draw all or a portion of the amount of the Letter of Credit. The sums obtained by Landlord from the Letter of Credit may be used by the Landlord to: (i) cure the default by Tenant including, but not limited to, for the payment of Base Rent, Additional Rent, late fees, interest, fees and expenses; (ii) to reimburse Landlord for the costs and expenses incurred by Landlord in connection with this Lease, including but not limited to, broker commissions and fees and the Tenant Allowance in the Work Letter; and (iii) reimburse Landlord for the reasonable direct costs of Landlord in drawing any amount under any Letter of Credit. In no event may Tenant require Landlord to draw and apply such Letter of Credit or any portion thereof for Base Rent, Additional Rent or other charges past due or to accrue under the Lease. The balance of the sums obtained from the Letter of Credit after curing of Tenant’s default, if any, shall be held by Landlord as a Security Deposit until Tenant provides a replacement Letter of Credit, in which event the monies held by Landlord shall be returned to Tenant within thirty (30) days.
Notwithstanding the foregoing, if Tenant is not then in default under the provisions of this Lease beyond applicable notice and cure periods (or as soon thereafter as all such defaults are cured), on the last day of the first (1st) year of the Lease and each year thereafter, the Letter of Credit shall be reduced by ten percent (10%) per year. If Tenant exercises the Partial Premises Termination Right, the Lease Termination Right as to only a portion of the Premises or an Option to Extend as to only a portion of the Premises, the amount of the Letter of Credit shall be reduced proportionately. In the event that Tenant complies with terms and conditions set forth in this Section 3.2, then effective as of the date of the applicable date of reduction, Tenant shall have the right to reduce the Letter of Credit amount as set forth above via the delivery to Landlord of either (x) an amendment to the existing Letter of Credit (in form and content reasonably acceptable to Landlord in accordance with this Section 3.2) modifying the Letter of Credit amount to the amount then required under this Section 3.2, or (y) an entirely new Letter of Credit (in the form and content otherwise required in this Section 3.2) in the total Letter of Credit amount then required under this Section 3.2. Any reduction in the Letter of Credit amount shall be accomplished by Tenant providing Landlord, at Tenant’s expense, with a substitute Letter of Credit or an amendment to the existing Letter of Credit in the reduced amount and otherwise in accordance with the terms and conditions of this Section 3.2. Landlord agrees to execute any documents reasonably requested by the issuer of the Letter of Credit (provided such documents are factually accurate and provided further that the subject reduction is permitted under the terms of this Section 3.02) within ten (10) business days after receipt of written request from Tenant or such issuer in order to accomplish such reductions and Landlord’s failure to timely execute and deliver such documents shall be a default under this Lease upon the expiration of five (5) business days’ notice from Tenant that Landlord has failed to perform such obligation (the “L-C

Return Default”). Upon any such L-C Return Default, Landlord shall be liable to Tenant for a late delivery fee equal to $250 per day that such L-C Return Default continues.
In the event Landlord holds a Security Deposit as a result of the drawing on the Letter of Credit, such Security Deposit shall be security for the full performance by Tenant of its obligations hereunder. If Tenant defaults under any provision hereof beyond applicable notice and cure periods, Landlord shall be entitled, at its option, to apply or retain all or any part of the Security Deposit for the payment of any Base Rent, Additional Rent, other sum owing by Tenant to Landlord, or any amount which Landlord may become obligated to spend because of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer because of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount. Tenant’s failure to do so shall be a material default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Tenant shall not be entitled to interest on the Security Deposit. If Tenant fully performs every provision of this Lease to be performed by it, the Letter of Credit and Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days following the expiration of the term of this Lease or any period of holding over. Landlord’s rights with respect to the Security Deposit and Letter of Credit shall be in addition to and shall not preclude concurrent, alternative or successive exercises of any other rights or remedies available to Landlord.
Section 3.3    Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Premises in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) within thirty (30) days the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.
Section 3.4    Rental/Privilege Taxes. Tenant shall pay Landlord any and all privilege, commercial rental tax, transactional, excise or other taxes (not including Landlord’s income taxes) imposed or levied by any taxing authority against Landlord for, or on Landlord’s right to receive or the receipt by Landlord of, Base Rent, Additional Rent and any other charges or sums payable by Tenant under this Lease, said taxes to be paid and due at the time provided for payment of said Base Rent, Additional Rent or other sums or charges by Tenant.
ARTICLE FOUR:    OTHER CHARGES PAYABLE BY TENANT
Section 4.1    Definitions. For purposes of this Article 4 and the Lease:
(a)    “Tenant’s Pro-Rata Share” means the ratio, expressed as a percentage, of the rentable square feet in the Premises, to the entire rentable square footage in the Building. Tenant’s Pro-Rata Share as of the date of this Lease is as set forth in Section 1.12 above. The numerator of Tenant’s Pro-Rata Share is subject to adjustment if the rentable square footage of the Premises changes pursuant to the provisions of this Lease because of an actual increase or decrease in the size of the Premises.
(b)    “Calendar Year” shall mean the 12-month period beginning January 1 and ending December 31 and each 12-month period thereafter.
(c)    “Real Estate Taxes” shall mean all taxes, assessments, levies, and other charges, improvement lien assessments including, but not limited to, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which shall or may be during the Lease Term assessed, levied, charged, confirmed, or imposed upon or become payable out of or become a lien on the Project or any portion thereof (including personal property taxes on equipment, fixtures and other property of Landlord located on the Project and used in connection with the operation thereof), but shall not include any estate, succession, inheritance, or transfer taxes, excess profits taxes, franchise taxes, gift taxes, capital stock taxes, excise taxes, tax penalties, interest or late charges, or any income, profits, or revenue tax imposed upon the rent received as such by Landlord under this Lease; provided, however, that if at any time during the Lease Term, the present method of real estate taxation or assessment shall be so changed that there shall be substituted for the whole or any part of such taxes, assessments, levies, impositions, or charges now or hereafter levied, assessed, or imposed on real estate and improvements, a capital tax or other tax imposed on the rents or income received by Landlord from the Project or the rents or income reserved herein, or any part thereof, then all such capital taxes or other taxes shall, to the extent that they are so substituted, be deemed to be included within the term “Real Estate Taxes.” Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use Tenant’s commercially reasonable efforts to have personal property taxed separately from the Premises. If any of Tenant’s personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes. At such times as Tenant is leasing the entire Building, commencing after the calendar year 2021, Tenant, at its sole cost and expense, shall have the right to apply for a reduction in the Real Estate Taxes assessed against the Project. At such times as Tenant is not leasing the entire Building, then upon Tenant’s request, Landlord shall apply for a reduction in Real Estate Taxes (the cost of which shall be included in Real Estate Taxes) and if Landlord opts not to so apply, Tenant may apply for such a reduction with a tax consultant reasonably approved by Landlord. Refunds of Real Estate Taxes shall be credited against Real Estate Taxes and refunded to Tenant regardless of when received, based on the Calendar Year to which the refund is applicable. All special assessments which may be paid in installments shall be paid by Landlord in the maximum number of installments permitted by law and not included in Real Estate Taxes except in the year in which the assessment is actually paid. If Real Estate Taxes for any period during the Lease Term or any extension thereof are increased or decreased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord, within thirty (30) days following written demand by Landlord, Tenant’s Share of any such increased Real Estate Taxes included by Landlord as Real Estate Taxes pursuant to the terms of this Lease, or Landlord shall provide Tenant with a credit against Rent next coming due under the Lease in the amount of Tenant's Pro-Rata Share of any such decreased Real Estate Taxes included by Landlord as Real Estate Taxes pursuant to the terms of the Lease (until such amount has been fully credited to Tenant), as the case may be.
(d)    “Operating Expenses” means for the purposes hereof all costs, expenses, and fees incurred by Landlord in owning, managing, maintaining, repairing, replacing and operating the Premises, Building and surrounding parking lots, entryways and Common Area within the Project (whether or not now customary or in the contemplation of the parties) during any Calendar Year or portion thereof, all as determined in accordance with sound real estate management practices consistently applied, including, but not limited to, the following: (a) Real Estate Taxes; (b) property management and building superintendent fees (which may include market rate fees for such services payable to Landlord or its related entities who perform such services) not to exceed three percent (%) of gross revenues from the Project; the cost of security personnel, facility engineers and services of independent contractors; and wages, charges, taxes, fringe benefits or other labor costs; (c) equipment, supplies and materials (new or replacement); the cost of water, sewer service, gas, electricity and other utilities and services (except telephone, cable and internet service for the Tenant, which shall be the obligation of each Tenant, and any utilities for which a separate meter has been installed for the Premises, which shall be paid directly to the supplier by Tenant; utilities paid directly to the supplier by other tenants pursuant to the terms of their leases shall also be excluded from Operating Expenses); the cost of refuse, garbage and trash removal, collection and disposal and the cost of pest control; (d) the cost of janitorial service (if provided by Landlord); (e) the cost of upkeep, repair and maintenance of the Premises and Building, including but not limited to, the roof and structural elements thereof and any elevators, plumbing, electrical, heating and air conditioning systems and the cost of service maintenance and replacement contracts relating thereto; the cost of upkeep and maintenance of any parking areas (including any covered parking canopies), sidewalks, hallways, stairways, toilets and other common facilities and the cost of service maintenance and replacement contracts relating thereto; the cost of landscaping, landscape maintenance and replacement; reclaimed water usage for landscaping; the cost of cleaning and other care of the Project, the Building, the Premises and the improvements comprising the same; (f) insurance premiums and other costs for fire and extended coverage insurance, comprehensive public liability insurance and other insurance paid by Landlord in such amounts as Landlord may reasonably determine in accordance with Sections 4.4(a) and 4.4(b) and consistent with coverages carried by landlords of Comparable Buildings; any deductible amount under Landlord’s insurance maintained pursuant to Section 4.04 and consistent with coverages carried by landlords of Comparable Buildings; (g) expenditures for such capital improvement items except as excluded below, provided, however, the cost of any such capital expenditures shall be amortized in accordance with generally accepted accounting principles over the reasonably anticipated useful life of such capital improvements; and (h) the expenses incurred by or payable by Landlord for the operation, maintenance and repair of the Common Area of the Project and the expenses payable by Landlord under any document recorded against or for the benefit of the Project. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include any of the following unless such expenses are caused by Tenant, its employees, guests or invitees:

(1)    Wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord, or any other personnel located at Landlord’s corporate office (except for facility engineers that utilize office space of Landlord), or to anyone above the level of Project manager;
(2)    Any charge for depreciation or amortization of the Building or equipment and any interest or other financing charge (except that interest and amortization shall be included with respect to permitted capital expenditures as provided herein);
(3)    All costs relating to activities for the marketing, solicitation and execution or renewal of leases of space in the Project, including, without limitation, advertising, printing costs and brochures, space planning, tenant allowances, leasehold improvements and other tenant concessions;
(4)    Costs associated with the sale or refinancing of the Project, including, without limitation, consulting or brokerage commissions, origination fees or points, and interest cost or charges;
(5)    Cost of decorating, redecorating, or tenant installations incurred in connection with preparing space for a new tenant (or retaining a tenant);
(6)    All costs for which Tenant or any other tenant in the Project is being charged other than pursuant to the operating expense clauses;
(7)    The cost of correcting defects in the construction of the Project or in the Project equipment;
(8)    The cost of any capital repair made by Landlord because of the total or partial damage or destruction of the Project or the condemnation of a portion of the Project exclusive of commercially reasonable insurance deductibles consistent with Comparable Buildings;
(9)    Any increase in insurance premium to the extent that such increase is caused or attributable to the particular use, occupancy or act of another tenant or Landlord;
(10)    The cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Project pursuant to clauses similar to this paragraph;
(11)    The cost of any repairs, alterations, additions, changes, replacements, and other items related to HVAC systems, which under sound real estate accounting principles are properly classified as capital expenditures (the foregoing exclusion shall be applicable during the original Lease Term, but shall not apply to any extended Term hereunder) and all other capital expenditures and improvement items shall be excluded from Operating Expenses except for capital expenditures which are reasonably necessary for repairs and replacements to maintain the Building and Project in good operating order and condition so long as the cost of any such capital expenditures shall be amortized in accordance with generally accepted accounting principles over the reasonably anticipated useful life of such capital expenditure;
(12)    The cost of structural repairs or replacement, including roof, exterior walls and glass and subsurface/foundation work;
(13)    Any operating expense representing any amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid to a qualified first class unaffiliated third party on a competitive basis;
(14)    The cost of any work or service performed for or facilities furnished to any tenant of the Project, without charge, to a greater extent or in a manner more favorable to such tenant than that performed for or furnished to Tenant;
(15)    Costs arising from the negligence or fault of Landlord;
(16)    Costs incurred to comply with laws relating to the removal of Hazardous Materials (as defined under applicable law) which located on the Project;
(17)    Penalties and interest charges as a result of not paying bills when due or within any grace period;
(18)    Ground rent or similar payments to a ground lessor;
(19)    Costs related to Landlord’s charitable or political contributions;
(20)    Costs including attorney’s fees arising from claims, potential disputes or disputes between Landlord and tenants of the Project;
(21)    Any profit related to the excess collection of Operating Expenses or collection of Operating Expenses in excess of 100% of the actual Operating Expenses;
(22)    Accounting and legal fees related to construction, leasing, sale or litigation with respect to the Project;
(23)    Penalties and fines of any kind including non-compliance with any applicable building or fire code;
(24)    Any reserves;
(25)    Principal payments on mortgages and other debt costs, if any;

(26)    Any bad debt loss, rent loss, or reserves for bad debts or rent loss;
(27)    Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;
(28)    The wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are reasonably prorated to the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;
(29)    Rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings, with adjustment where appropriate for the size of the applicable project, and if used for the management of other projects as well, such rent shall be appropriately pro-rated;
(30)    Insurance deductibles in excess of customary deductible amounts carried by landlords of the Comparable Buildings; provided, however, that in connection with any insurance deductible amounts included in Operating Expenses as a result of an earthquake which are for items otherwise classified as capital items, such amounts shall be amortized into Operating Expenses at the cost and over the term as if a capital expenditure;
(31)    Costs reimbursed to Landlord under any warranty carried by Landlord for the Building and/or the Project, which warranties Landlord shall use commercially reasonable efforts to enforce. Landlord shall (i) not make a profit by charging items to Operating Expenses that are otherwise also charged separately to others, and (ii) Landlord shall not collect Operating Expenses from Tenant and all other tenants/occupants in the Building in an amount in excess of what Landlord incurred for the items included in Operating Expenses; and
(32)    Cost of interior janitorial services if Tenant provides its own janitorial services.
Any refunds or discounts actually received by Landlord for any category of Operating Expenses shall reduce Operating Expenses in the applicable Calendar Year (pertaining to such category of Operating Expenses). In the event any facilities, services or utilities used in connection with the Project are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to

Operating Expenses by Landlord on a reasonably equitable basis. In addition, all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of the Comparable Buildings in the vicinity of the Building or if such installment payments result in additional fees and costs) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid.
Section 4.2    Operating Expenses; Late Charges; Interest.
(a)    Operating Expense Payment. In addition to the Base Rent, for each Calendar Year during the Term, Tenant shall pay Landlord Tenant’s Pro-Rata Share of the Operating Expenses (calculated on a per rentable square foot per annum basis) (the “Operating Expense Payment”). The Operating Expense Payment shall be made by Tenant to Landlord in accordance with the terms of this Section 4.2 and shall be subject to adjustment as provided for in this Section 4.2.
(b)    Monthly Payment of Estimated Amount. For each Calendar Year, Tenant shall pay, at the time of payment of each monthly installment of Base Rent, an amount equal to one-twelfth (1/12) of Landlord’s reasonable estimate of the sum of the Operating Expense Payment to be due for the then current Calendar Year, if any, which statement shall be in reasonable detail by major general categories of expenses. Said monthly payments shall be an estimate of the Operating Expense Payment for the then current Calendar Year and shall be subject to adjustment based upon the final calculation of the Operating Expense Payment as provided for in this Section 4.2. Tenant shall begin paying the latest estimate thirty (30) days after receipt thereof.
(i)    Within ninety (90) days after the end of each Calendar Year, Landlord shall furnish to Tenant a written statement setting forth the Operating Expenses for the most recently completed Calendar Year and Tenant’s Operating Expense Payment, which statement shall be in reasonable detail by major general categories of expenses. Landlord’s failure to render a statement with respect to increases in Operating Expenses for any Calendar Year shall not prejudice Landlord’s right to thereafter render a statement with respect thereto or with respect to any other Calendar Year. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Operating Expenses attributable to any Calendar Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Calendar Year or the Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Pro-Rata Share of Operating Expenses levied by any governmental authority or by any public utility companies at any time following the Expiration Date which are attributable to any Calendar Year (provided that Landlord delivers Tenant a bill (a “Supplemental Statement”) for such amounts within two (2) years following Landlord’s receipt of the bill therefor).
(ii)    After the end of each Calendar Year, including after this Lease has terminated or expired, Tenant shall make or receive for any Calendar Year, a payment or a credit equal to any excess or deficiency between the actual Operating Expense Payment, if any, owed by Tenant for the most recent Calendar Year and the amounts paid by Tenant as an estimate of the Operating Expense Payment. Tenant shall pay such Operating Expense Payment or receive such credit against future payments within thirty (30) days following receipt of notice thereof and receipt of the statement described herein.
(iii)    Tenant’s obligation with respect to the Operating Expense Payment shall survive the expiration or early termination of the Lease, and all such payments shall be prorated to reflect the actual term of this Lease.
(iv)    Landlord agrees that upon written request of Tenant made within twelve (12) months of receiving the annual statement of Tenant’s Pro-Rata Share, Landlord shall make the books and records for said prior year available for audit at its offices in the greater Phoenix area or the greater San Diego area during normal business hours. Except as set forth below, any audit shall be conducted by a regional or national accounting firm, a reputable firm which regularly provides such services or a professional brokerage firm that specializes in such audits and such services shall not, in any manner, be provided on a contingency basis. Landlord agrees to pay one-half of the reasonable costs and expenses of an audit on an annual basis. If the audit confirms that the actual Operating Expenses charged to Tenant during the prior Calendar Year have been overstated by Landlord by more than five percent (5%), Landlord shall refund the entire excess within thirty (30) days. If the audit confirms that the Operating Expenses charged to Tenant during the prior Calendar Year have been undercharged by Landlord by more than five percent (5%), Tenant shall pay the entire amount understated within thirty (30) days. The annual statement of Tenant’s Pro-Rata Share shall be deemed binding and conclusive unless Tenant timely provides an audit notice to Landlord, thereafter audits the books and records within ninety (90) days of the notice date and the date Landlord makes all of its books and records reasonably related to such statement available to Tenant and said audits confirms an over or understated amount. If Landlord disagrees with the results of Tenant’s audit and the parties cannot otherwise agree, then Landlord and Tenant’s auditor shall together select a neutral auditor of similar qualifications to conduct a review of such books and records (if such neutral auditor’s review reveals that Operating Expenses were overstated by Landlord by more than five percent (5%), Landlord shall bear all fees of such neutral auditor and if such neutral auditor’s review reveals less than a 5% over statement, Tenant shall bear all such costs), and the determination of Operating Expenses reached by such neutral auditor shall be final and conclusive.
(c)    Late Charges. Tenant’s failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any rent payment within five (5) business days after written notice that such amount is past due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

(d)    Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the “Interest Rate”) from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.
(e)    Controllable Operating Expenses. Landlord hereby agrees that any increases in the Controllable Operating Expenses (as hereinafter defined) shall not exceed five percent (5%) cumulatively from the previous years’ Controllable Operating Expenses as to Tenant’s Pro-Rata Share (it is recognized that that Tenant holds a Partial Premises Termination Right and Lease Termination Right and that extra expenses incurred by Landlord based upon Tenant’s election to lease less than the entire Premises, shall be permitted to be charged as Operating Expenses and not excluded because they have increased Operating Expenses beyond the foregoing limit, if such costs and expenses were not payable by Landlord while Tenant leased the entire Building). “Controllable Operating Expenses” shall mean all Operating Expenses and expenses excluding insurance premiums, Real Estate Taxes, utilities for the Common Areas, costs of security, damages not covered by insurance resulting from acts of god, damages not covered by insurance caused by Tenant, its employees, guests or invitees and additional costs incurred while Tenant no longer leases the entire Premises, owner’s association fees or costs and expenses paid under the applicable covenants, conditions and restrictions, applicable easements, or any document recorded against or for the benefit of the Project, fees for required licenses and permits for the Building, the costs of any unionized labor or government mandated wage or benefit increases associated with services provided to the Building, and similar costs and expenses where the rates are set by third party providers.
Section 4.3    Utilities and Services to the Premises. Tenant shall contract directly with the appropriate supplier and shall pay all the cost of all electrical power, telephone, cable, internet, and such other utilities and services supplied directly to the Premises. All natural gas, sewer service, water and refuse disposal or other such services for the Premises are jointly metered with other tenants or Common Areas of the Building or other property, such services shall be provided by Landlord. Tenant shall enter into an HVAC maintenance agreement reasonably acceptable to Landlord and Tenant shall have 100% control of the HVAC systems serving the Premises, provided that any capital expenditures shall be allocated between Landlord and Tenant as provided in Section 4.1 above. All utilities and services provided by Landlord to the Premises, Building and Common Areas shall be included within Operating Expenses as set forth in more detail in Sections 4.01 and 4.02. Tenant shall not make connection to the utilities except by or through then existing outlets and shall not install or use machinery or equipment in or about the Premises that causes extra burden upon the utilities or services, including but not limited to security services, if any. Landlord shall require Tenant to reimburse Landlord for any excess expenses or costs incurred by Landlord that may arise out Tenant’s use of the Premises which causes an extra burden upon the utilities or services beyond Tenant’s Pro-Rata Share of such utilities or services. Except as otherwise provided herein, Landlord shall not be liable for, nor shall Tenant be entitled to, any abatement or reduction of rental or other sums due hereunder by reason of Landlord’s failure to furnish any services or utilities when such failure is caused by the acts of Tenant or by any cause beyond the reasonable control of Landlord, including but not limited to accidents, weather, utility outages, breakage, remodeling, improvements, material shortage, shipping and delivery delays, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar. Except as otherwise provided herein, it is expressly understood that Landlord shall not be liable under any circumstances for loss or damage, however occurring, incurred in connection with or incidental to the failure to furnish any of the foregoing. In addition, it is expressly understood that Landlord shall not be liable under any circumstances for consequential, speculative or punitive damages. Landlord shall provide Tenant with appropriate contact information that Tenant may contact in the event of an emergency at the Premises or Building twenty-four (24) hours per day, seven (7) days per week. Tenant, at its sole expense, may, as part of Tenant Improvements or any subsequent alternative, install a supplemental HVAC systems for use in the “server room” and other specific portions of the Premises (the “Tenant HVAC System”). In the event that the Tenant HVAC System is not installed as a “Tenant Improvement,” as that term is defined in the Work Letter, in accordance with the terms of the Work Letter, the Tenant HVAC System shall be installed, if at all, by Tenant in accordance with the terms of Section 6.5, below. In the event that the Tenant HVAC System is installed, Tenant acknowledges that Tenant shall not be entitled to remove the Tenant HVAC System and that the Tenant HVAC System shall become a part of the realty and belong to Landlord and shall be surrendered with the Premises upon the expiration or earlier termination of this Lease. Subject to Tenant’s compliance with all applicable laws, Tenant shall be permitted, at its sole cost and expense, to contract with telecommunications and internet providers of its choice to provide telecommunications and internet service to the Premises (each, a “Communications Provider”). Landlord agrees that, if Tenant contracts with Communications Providers as voice/internet providers, Landlord will enter into such reasonable contracts with such Communications Provider to provide access at Tenant’s sole cost and expense. Any risers, wiring or infrastructure reasonably required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s sole cost, if, in Landlord’s reasonable judgment, the same shall not (i) adversely affect the Project, the Building or the Premises, (ii) cause or create a dangerous or hazardous condition, (iii) entail excessive or unreasonable alterations, repairs or expenses, or (iv) interfere with or disturb other tenants or occupants of the Building. Tenant shall be obligated to pay Landlord a construction management fee of five percent (5%) of the costs and expenses of such installations.
In the event Tenant terminates this Lease as to any portion of the Premises, Landlord may elect to have electrical power or other utilities to the Premises be provided by Landlord utilizing a submeter system or by installing separate meters. If Landlord elects to utilize a submeter system, Landlord will separately state the cost of Tenant’s share of the electrical power on the Monthly Rent Invoice and Tenant will pay the amount to Landlord as Additional Rent. Landlord will include a copy of the monthly report from the submeter system with the Monthly Rent Invoice and will report Tenant’s kilowatt usage for the period billed. Landlord may, in its reasonable discretion and at Tenant’s sole cost and expense, install supplemental equipment and/or separate metering applicable to Tenant’s excess usage or loading. Tenant shall pay Landlord for such excess usage as Additional Rent. Notwithstanding the foregoing, Tenant, at no charge to Tenant, shall have from time to time (i) the right to use existing Building’s risers and/or install additional risers for Tenant’s cabling (provided such use does not interrupt or interfere with the rights of other tenants and quiet enjoyment of other tenants in the Building), and (ii) unrestricted access to all areas within the Premises and Building, including the Building’s MPO (main point of entry), to install the required infrastructure to service Tenant’s IT and telecommunications requirements.
Section 4.4    Insurance Policies.
(a)    Liability Insurance. From the Effective Date through the Expiration Date, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form commercial general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises and Project. Tenant shall name Landlord and upon notification by Landlord to Tenant, Landlord’s boards, directors, officers, employees, agents and subagents, and such other related parties as Landlord may request, individually and collectively, as additional insureds under such policy. Tenant shall also name any lender whose loan is secured by the Project. The initial amount of such insurance shall be Five Million Dollars ($5,000,000) per occurrence and shall be subject to commercially reasonable periodic increase based upon increases consistent with the increases required of other landlords of similar buildings, similar premises and similar tenants in the Southeast Valley Submarket. The liability insurance obtained by Tenant under this Section 4.4(a) shall (i) be primary and non-contributing; (ii) contain cross-liability clauses; and (iii) insure Landlord against Tenant’s performance under Section 5.8, if the matters giving rise to the indemnity under Section 5.08 result from the negligence or other acts or failure to act where a duty to act exists on the part of Tenant and are covered by a standard CGL policy. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Tenant shall be liable for payment of any deductible amount under Tenant’s insurance policies maintained pursuant to this Section 4.4. Landlord may also obtain commercial public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Project but not in excess of policy limits or deductibles carried by landlords of Comparable Buildings. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance. Tenant shall also obtain such other insurance and in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are customarily insured against in the case of premises similarly situated in Maricopa County, Arizona, with due consideration for the height and type of building, its construction, use and occupancy.
(b)    Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Building in the full amount of its replacement value consistent with policies carried by landlords of Comparable Buildings. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all-risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Building but not in excess of policy limits or deductibles carried by landlords of Comparable Buildings. Landlord shall not obtain insurance for Tenant’s fixtures, furnishings, equipment, other personal property, or building improvements installed by or for Tenant on the Premises except fixtures and building improvements Landlord elects to insure in Landlord’s sole discretion. Tenant shall maintain policies of insurance coverage loss or damage to Tenant’s fixtures, furnishings, equipment, other personal property and building improvements installed by or for Tenant on the Premises in the full amount of their replacement value. During the Lease Term, Landlord shall also maintain (i) a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus, to the extent available and deemed appropriate by Landlord, the Additional Rent, including without limitation estimated real property taxes and insurance premiums and (ii) such other insurance coverage as is customarily carried by landlords of Comparable Buildings. In no event shall Tenant be required to carry earthquake or sprinkler leakage coverage. Tenant or Tenant’s insurance shall be liable for the payment of Tenant’s Pro-Rata Share of any deductible amount under Landlord’s insurance covering damage to the Building or Tenant’s insurance policies maintained pursuant to this Section 4.4, in an amount not to exceed Fifty Thousand Dollars ($50,000). Tenant shall not do or permit to be done anything which invalidates any such insurance policies.
(c)    Automobile Insurance. If Tenant utilizes vehicles in connection with the operation of its business at the Premises, Tenant shall keep and maintain commercial automobile liability insurance insuring all owned, non-owned and hired vehicles used in the conduct of Tenant’s business and operated upon or parked upon the Premises and Project with limits of liability not less than One Million and 00/100 Dollars ($1,000,000.00) combined single limit for both bodily injury and property damage. Tenant shall increase the foregoing limits if Landlord deems such increase desirable to protect Tenant and/or Landlord and is consistent with requirements of landlords of Comparable Buildings. Tenant shall name Landlord, Landlord’s property management company and any lender whose loan is secured by the Project as additional insureds under such policy.
(d)    Tenant’s Worker’s Compensation Insurance. Tenant shall keep and maintain a standard form worker’s compensation and employer’s liability insurance covering all Tenant’s employees for injury or illness suffered in the course of or arising out of their employment, providing statutory worker’s compensation benefits and employer’s liability limits of not less than One Million and 00/100 Dollars ($1,000,000.00).
(e)    Tenant Activities. Tenant shall not engage in or permit any activity which will cause the cancellation or increase the existing premium rate of fire, liability, or other insurance on or relating to the Premises, the Building or the Project. In the event Tenant engages in or permits any activity that causes an increase in the existing premium rate of any such insurance, in addition to any other remedies available to Landlord under the terms of this Lease, Landlord shall have the right to demand and receive from Tenant an amount equal to the increase in the existing premium rate. Tenant shall not sell or permit to remain in or about the

Premises any article that may be prohibited by commercially reasonable special form, fire, and extended coverage insurance policies. Tenant shall comply with all commercially reasonable requirements pertaining to the use of the Premises necessary for maintenance of such fire and public liability insurance as Landlord may from time to time obtain for the Premises, the Building, or the Project.
(f)    Payment of Premiums. Tenant shall timely pay all premiums for the insurance policies obtained by Tenant and described in this Section 4.4 prior to the date due (“Premium Statement”). For any insurance policies maintained by Tenant hereunder, Tenant shall provide Landlord with written evidence of payment of the premiums thereunder prior to the expiration date of such insurance policy. Premiums for insurance policies obtained by Landlord and described in Sections 4.4(a) and 4.4(b) shall be paid by Landlord and included within Operating Expenses as set forth in more detail in Section 4.1(d).
(g)    Intentionally deleted.
(h)    General Insurance Provisions.
(i)    Before the Effective Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. Prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance from the insurance company showing that the insurance which Tenant is required to maintain under this Section 4.4 is in full force and effect and containing such other information which Landlord reasonably requires.
(ii)    Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage. If the insurer is unable or unwilling to provide such notice to Landlord, Tenant shall be required to provide notice to Landlord not less than twenty (20) days prior to any cancellation or modification of such coverage.
(iii)    If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or coverage is reduced below what is required hereunder during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance.
(iv)    Tenant shall maintain all insurance required under this Lease with companies holding an “A.M. Best’s Financial Strength Rating” of A- or better and a Best’s Financial Size Category of VII or better as set forth in the most current issue of “A.M. Best’s Credit Rating” as set forth in the most current issue of “A.M Best’s Credit Rating” and that are authorized to do business in Arizona. Coverage must be written on an occurrence basis and shall be maintained without interruption from the date of the commencement of this Lease until the date of termination of this Lease. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Landlord and Tenant acknowledge that Tenant shall have the right to cover its insurance requirements set forth in this Section 4.04 with a combination of general liability, umbrella insurance and blanket coverages, provided that the amounts (based upon the general liability policy and the specific allocations of the umbrella policy to the Premises) and other conditions required to be satisfied by the terms of this Section 4.04 are satisfied by such coverages.
(v)    Landlord and Tenant each hereby waive any and all rights of recovery against the other, and against the officers, employees, agents or representatives of the other, for loss of or damage to the Premises, the Building, the Project, its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage (or would have been covered had the insurance required by this Lease been carried). Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation. Each policy of property insurance obtained by Landlord and Tenant pursuant to the provisions of this Lease shall include a waiver of the insurer’s right of subrogation against Landlord or Tenant (as the case may be), and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Landlord or Tenant (as the case may be), or any agent, contractor, employee or invitee of Landlord or Tenant (as the case may be), which might, absent such agreement, result in the forfeiture of payment for such loss. If a party either does not insure for full replacement value or fails to obtain the insurance required hereunder, same shall not affect this waiver. If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Section 4.4, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto (provided that nothing contained herein shall be construed as granting Landlord or Tenant the right to self-insure the obligations set forth in this Section 4.4).
(vi)    None of the requirements contained herein as to the types, limits, or Landlord’s approval of insurance coverage to be maintained by Tenant are intended to and shall not in any manner, limit, qualify, or quantify the liabilities and obligations assumed by Tenant under this Lease or any other agreement with the Landlord, or otherwise provided by law.
(vii)    Failure of Tenant to provide insurance as herein required or failure of Landlord to require evidence of insurance or to notify Tenant of any breach by Tenant of the requirements of this Section 4.4 shall not be deemed to be a waiver of any of the terms of this Lease, nor shall they be deemed to be a waiver of the obligation of the Tenant to defend, indemnify, and hold harmless the indemnified parties as required in this Lease. The obligation to procure and maintain any insurance required is a separate responsibility of Tenant and independent of the duty to furnish a copy or certificate of such insurance policies.
ARTICLE FIVE:    USE OF PROPERTY
Section 5.1    Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.06 above. Such use by Tenant shall be on a non-exclusive basis with other tenants of the Project entitled to such non-exclusive use.
Section 5.2    Manner of Use/Compliance with Laws. Tenant shall not cause or permit the Premises to be used in any way which constitutes a violation of any law, ordinance (including but not limited to zoning ordinance), or governmental regulation or order, or which unreasonably interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall be responsible for ensuring that its use of the Premises is permitted by all applicable zoning and land use regulations and restrictions of record. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Premises and, subject to the cost of complying being subject to Section 4.1 above and this Section 5. 2 below, shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, easements, covenants, restrictions, orders and requirements regulating Tenant’s operations and the use by Tenant of the Premises, Building or Project, including the Occupational Safety and Health Act. Tenant shall further be responsible to comply with all laws, rules, statutes, regulations or ordinances of any governmental agency or body having jurisdiction, including the ADA (as defined below), as to all Tenant Improvements and subsequent improvements installed or constructed by Tenant and Tenant’s personal property. At its sole cost and expense, Tenant shall, except as otherwise expressly provided in this Lease or in the Work Letter, promptly comply with all such applicable laws and make all alterations to (A) the Premises, which alterations relate to (i) Tenant’s use of the Premises for other than general office purposes or (ii) the Tenant Improvements or other improvements installed by Tenant and located in the Premises or any alterations thereof, and (B) the base Building, but as to the base Building, only to the extent such alterations are triggered by Tenant Improvements, other improvements or alterations made by Tenant to the Premises, or Tenant’s use of the Premises for a non-general office use. Landlord shall comply with all applicable laws relating to the Project and base Building, provided that compliance with such applicable laws is not the responsibility of Tenant under this Lease, would unreasonably and materially affect the safety of Tenant’s parties or create a significant health hazard for Tenant’s parties or otherwise materially adversely interfere with or materially adversely affect Tenant’s Permitted Use and enjoyment of the Premises, or the parking. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Section 5.2 to the extent consistent with, and amortized to the extent required by, the provisions of this Lease.
Section 5.3    Waste, Nuisance, Etc. Tenant shall not commit or permit any waste on the Premises or in any manner deface or injure the Premises, the Building, or the Project, and shall not use the Premises for the production or distribution of pornographic materials or other unlawful purposes, or commit or permit on the Premises or any part of the Project any offensive, noisy or dangerous activity or other nuisance or other activity or thing which may disturb the quiet enjoyment or peaceable possession of any other tenant in the Project. Tenant shall not overload the floor of the Premises beyond the limit reasonably established by Landlord. Tenant shall not employ any sound emitting device in or about the Premises that is audible outside the Premises, except fire and burglar alarms.
Section 5.4    Trash. Tenant shall place all refuse or trash in receptacles provided by Landlord in the Common Areas.
Section 5.5    Signs, Exterior, Etc. Tenant may, at Tenant’s sole cost and expense, install maximum signage on the Building (including a sign on the Building roof visible from above the Building) and the Building monument sign in a manner consistent with the Landlord reasonably approved building standards and subject to approval by all governing authorities. If Tenant exercises the Lease Termination Right as to only a portion of the Premises or an Option to Extend as to only a portion of the Premises, Tenant’s signage rights shall be reduced proportionately but Tenant shall be entitled to Tenant’s Pro-Rata Share of allowed Building signage and roof signage; provided, however, so long as Tenant leases at least one (1) full floor of the Building, Tenant shall have first pick of the side for Tenant’s Building-top signage (which shall be exclusive for such side) and Tenant shall be entitled to the top slot on the Building monument sign. Tenant’s signage shall be in compliance with Landlord’s existing sign criteria at the Premises and all applicable easements, covenants, conditions and restrictions and applicable laws, statues and ordinances. Tenant shall be responsible for the payment of any review fee imposed by the owner’s association for such approval and said fee shall be submitted by Tenant directly to the owner’s association concurrently with any signage approval request. Tenant shall not place any additional signs on the exterior of the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall not display or exhibit any products, goods, wares or merchandise and shall not distribute advertising materials within the Project. Tenant shall not erect or place on or about the exterior of the Building wherein the Premises are located or the Project, or on any windows, glass partitions or doors thereof, any signs or other written information unless approved in writing by Landlord. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises. In the event the Building is occupied by multiple Tenants, Landlord shall provide and maintain in the lobby of the main entrance level of the Building a directory listing all tenants in the Building. The directory shall list each tenant’s name and its location in the Building designated by floor or by such designation as the Landlord may deem reasonably appropriate. Tenant shall not store products, containers or merchandise outside of the Premises or inside of the Premises which are visible from the Common Areas. In addition to installation of a sign and subject to Landlord’s reasonable approval as to the sign and location of such equipment, Tenant shall the right to utilize a portion of the roof for installation of additional heat and air conditioning units, a vent, antennas and/or satellite dishes. Any and all roof penetrations shall be performed by the contractor that provides Landlord with its roof warranty as long as such contractor is competitively priced, and the cost associated therewith shall be paid by Tenant. Tenant shall be solely responsible to fully obtain all consents and to comply with all obligations under any roof warranty as to the installation, maintenance, repair and removal of such equipment, shall utilize such contractors as required under the roof warranty as long as such contractor is reasonably priced, and shall be solely responsible, at its sole cost and expense, to fix any damage, leaks or wear and tear on the roof relative to the same. Any such roof penetration or alteration by Tenant shall be done in a manner which will not interfere with the maintenance of the Building by Landlord in an attractive, first class and fully operative condition, shall not void the roof warranty, and shall be installed in such manner that shall not damage the structure of the Building. Failure to comply with this Section 5.05 shall be a material breach of the Lease.
Section 5.6    Rules and Regulations. Tenant, its employees, agents, contractors, customers and invitees, shall comply with the Rules and Regulations of the Project attached to the Lease as Exhibit C and made a part hereof by reference, and with such modifications thereto as Landlord, in its reasonable discretion, may hereafter make for the Project; provided, however, that such Rules and Regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant or the Permitted Uses. Tenant agrees to faithfully observe and comply with the Rules and Regulations and all modifications thereto from time to time in effect, and any violation of such Rules and Regulations by Tenant, its employees, agents, contractors, customers or invitees shall constitute a breach of this Lease, subject to applicable notice and cure periods. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Project of the Rules and Regulations or any modifications thereof; provided, however, that Landlord shall use commercially reasonable efforts (but not including the institution of legal proceedings) to enforce such non-performance against the other occupants and tenants of the Project, to the extent such non-performance has a material adverse effect on Tenant’s use of or access to the Premises.
Section 5.7    Hazardous Materials. As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substance defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord; provided, however, Tenant shall be allowed to store and use nominal amounts of commercially available cleaning and standard office products without the consent of Landlord. For other than such products, Tenant shall provide Landlord with ten (10) days advance written notice, setting forth an itemization of all such Hazardous Materials, with a detailed description thereof, and the intended volume, location and use of such Materials at the Premises, prior to the use or allowance of any other products, materials or substances which are Hazardous Materials as defined above or which have or may have adverse effects on the environment or the health and safety of persons. Landlord shall be entitled to take into account such other factors or facts as Landlord reasonably deems to be relevant in determining whether to grant or withhold consent to

Tenant’s proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks in or on the Premises. Tenant shall have no obligation to investigate or remediate any Hazardous Materials located in or as part of the base building as of the Commencement Date or in any areas of the Project located outside the Premises that were not placed thereon or therein, or damaged, exacerbated (but only to the extent exacerbated) or disturbed by Tenant or any of Tenant’s agents, contractors, employees, licensees or invitees. Landlord covenants that during the Lease Term, Landlord shall not cause any Hazardous Materials to be introduced in, on or under the Project by Landlord, its agents, employees or contractors in violation of applicable laws in effect at the time of such introduction and Landlord shall comply with all applicable laws with respect to Hazardous Materials in accordance with, and as required by, the terms of this Lease. In addition, Operating Expenses shall not include the cost of remediation of any Hazardous Materials to the extent (A) existing on those portions of the Project owned by Landlord as of the date of execution of this Lease in violation of applicable laws at such time (including asbestos), (B) resulting from asbestos, and/or (C) not caused by Tenant or its agents, contractors, employees, licensees or invitees. For purposes hereof, “costs of remediation” shall mean the costs associated with the investigation, testing, monitoring, containment, removal, remediation, cleanup and/or abatement of any release of any such Hazardous Materials described in the immediately preceding sentence as necessary to comply with any applicable laws. Landlord represents and warrants to Tenant, to the best of Landlord’s knowledge, that the Premises and Project are not in violation of any applicable laws relating to the presence of Hazardous Materials.
Section 5.8    Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability (“Claims”) arising from: (a) Tenant’s use of the Premises; (b) the conduct of Tenant’s business in the Premises or anything else done or permitted by Tenant to be done in or about the Premises, including any contamination of the Premises or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other negligent or willful acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all Claims in respect thereof against Landlord, except for any Claim arising out of Landlord’s or any Landlord parties’ negligence or willful misconduct. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors, invitees and guests, if applicable. Landlord hereby indemnifies, defends, protects and holds Tenant harmless from any claim to any property to the extent such claim is covered by such insurance (or would have been covered if Landlord had carried the insurance required hereunder), even if resulting from the negligent acts, omissions, or willful misconduct of the Tenant and for a breach of this Lease by Landlord. Notwithstanding anything in this Lease to the contrary, nothing in this Lease shall impose any obligations upon Landlord or Tenant to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages, other than those consequential damages incurred by Landlord in connection with (i) a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, and (ii) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Project.
Section 5.9    Landlord’s Access. Landlord or its agents may enter the Premises at all reasonable times upon forty-eight (48) hours prior written notice to Tenant (except in the event of emergency) (a) during the last year of the Lease Term to show the Premises to potential buyers, investors, tenants or other parties, (b) to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material, or (c) or for any other purpose Landlord deems reasonably necessary. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for emergencies, any such entry shall be performed in an expeditious manner so as not to unreasonably interfere with Tenant’s use of the Premises. Landlord use commercially reasonable efforts to schedule entries into the Premises with so that Tenant, at Tenant’s option, may provide a representative to accompany Landlord. Landlord agrees to take no photographs of any active work areas in the Premises without Tenant’s prior consent and agrees that any information obtained by any entry into the Premises by Landlord or its employees, agents or contractors shall be kept strictly confidential. Even in an emergency situation, Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant’s business operations. Notwithstanding anything to the contrary set forth herein, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency or in connection with alterations to the premises of another tenant of the Building subject to Landlord’s compliance with the terms of this Section 5.9. Landlord shall not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such secured areas to the extent (i) such repair or maintenance is required in order to maintain and repair the building structure and/or the building systems; (ii) as required by applicable laws, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval. Landlord may place customary “For Sale” or “For Lease” signs on the Premises, the Building and/or Project, as applicable.
Section 5.10    Quiet Possession. If Tenant pays the rent and complies with all other terms of this Lease within applicable notice and cure periods, Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.
Section 5.11    Tenant ADA Obligations. Landlord represents and warrants that upon the Delivery Date the shell Building (including all restrooms existing as of the Effective Date) and the Common Areas existing as of the Effective Date shall comply with the requirements of Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. 12181, et seq., the Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder and all local or state laws, codes and regulations (the “ADA”) and shall promptly remedy any violation at Landlord’s sole cost and expense. At all times during the term of this Lease, Tenant, at Tenant’s sole cost and expense, shall cause all alterations and improvements in the Premises (excluding the Building shell, restrooms and the Common Areas existing as of the Effective Date), but including those improvements installed by Tenant or Landlord as Tenant Improvements or otherwise installed by Tenant as an alteration, addition or improvement to the Premises), and Tenant’s use and occupancy of the Premises, and Tenant’s performance of its obligations under this Lease, to comply with the ADA, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith and to take such actions and make such alterations and improvements as are necessary for such compliance; provided, however, that Tenant shall not make any such alterations or improvements except upon Landlord’s prior written reasonable consent pursuant to the terms and conditions of this Lease. If Tenant fails to diligently take such actions or make such alterations or improvements as are necessary for such compliance, Landlord may, but shall not be obligated to, take such actions and make such alterations and improvements and may recover all of the costs and expenses of such actions, alterations and improvements from Tenant as Additional Rent. Notwithstanding anything in this Lease to the contrary, no act or omission of Landlord, including any approval, consent or acceptance by Landlord or Landlord’s agents, employees or other representatives, shall be deemed an agreement, acknowledgment, warranty or other representation by Landlord that Tenant has complied with the ADA or that any action, alteration or improvement by Tenant complies or will comply with the ADA or constitutes a waiver by Landlord of Tenant’s obligations to comply with the ADA under this Lease or otherwise.
Section 5.12    Use of Common Areas. Tenant shall have the nonexclusive right (in common with other tenants, if any, to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable non-discriminatory rules and regulations as Landlord may establish from time to time, including but not limited to, charges for violations of such rules and regulations. Tenant shall abide by such rules and regulations and shall use its commercially reasonable effort to cause others who use the Common Areas with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. At any time, Landlord may temporarily close any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve the Project and such improvements do not unreasonably interfere with Tenant’s access to the Premises or its parking rights. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. Tenant shall pay all costs, expenses, fines, penalties or damages that Landlord may incur by reason of Tenant’s failure to comply with the provisions of this Section 5.12 and, at Tenant’s sole cost and expense, Tenant shall indemnify, defend and hold Landlord harmless for, from and against all losses and liabilities arising from such non-compliance, utilizing counsel reasonably satisfactory to Landlord.
Access to certain Common Areas may be temporarily restricted from time to time by Landlord for repair, maintenance, construction, and changes in the Land and Buildings comprising the Project. Such activities and changes are permitted if they do not materially affect Tenant’s use of the Premises or its parking rights. Landlord shall maintain the Common Areas in good order, condition and repair unless such maintenance is assumed by another individual or entity pursuant to any applicable covenants, conditions, restrictions or easements.

In the event Landlord determines that Tenant’s use of the Common Areas is disproportionate to the use by other tenants in the Project, Landlord reserves the right: (i) to charge Tenant extra for said increased usage which charge shall reflect the increased cost of Landlord’s maintenance of the Common Areas due to Tenant’s usage; (ii) to provide separate trash receptacles for Tenant which cost shall be the sole responsibility of Tenant and shall be paid by Tenant as Additional Rent; and/or (iii) to require Tenant to arrange for its own separate trash receptacles and collection at Tenant’s sole cost and expense using a contractor satisfactory to Landlord.
Section 5.13    Intentionally Omitted.
Section 5.14    Specific Provision re: Vehicle Parking. Tenant shall be entitled to use only the number of vehicle parking spaces in the Project allocated to Tenant in Section 1.10 of the Lease without paying any Additional Rent with respect to the uncovered and unreserved spaces and uncovered reserved spaces. Tenant shall be allowed to use the parking areas serving the Project as Tenant sees fit, including restriping and/or valet, so long as Tenant occupies the entire Building and complies with applicable laws. Tenant acknowledges and agrees that Landlord may assign parking spaces at a later date on a non-discriminatory basis subject to Tenant’s reasonable approval. Tenant’s parking shall not be reserved (except as provided in Section 1.10) and Tenant’s parking shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Notwithstanding the foregoing, in the event Tenant is granted reserved parking pursuant to this Lease, Landlord shall use commercially reasonable efforts to enforce the same, and the costs and expenses associated with such enforcement requested by Tenant shall be included within the Operating Expenses as a direct expense to Tenant (but the cost of any signage or other control mechanisms employed by Landlord to control parking shall be included within Operating Expenses not as a direct expense to Tenant), whether or not Tenant is leasing the entire Building, and such costs and expenses shall be excluded from Controllable Operating Expenses. Landlord shall be entitled to grant reserved parking spaces to other tenants of the Project in its reasonable non-discriminatory discretion, provided Tenant continues to have access to the required number of parking spaces as provided in Section 1.10 above and any reserved spaces are equitably allocated throughout the Project. Tenant shall not cause or allow any large trucks or other large vehicles to be parked within the Project other than for unloading purposes. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations reasonably established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. Tenant shall not permit any equipment, structure or other object to be placed in any areas designated for vehicle parking or the Common Areas. In the event Landlord does permit any equipment, structure or other object in any areas designated for vehicle parking, any parking spaces used by Tenant for such purposes shall correspondingly reduce the total number of parking spaces allotted Tenant pursuant to this Lease. If Tenant parks more vehicles in the parking area than the number set forth in Section 1.10 of this Lease and Tenant does not lease the entire Building, such conduct shall be a material breach of this Lease if Tenant fails to rectify such matter within five (5) business days following written notice from Landlord of such conduct, or provided more than two (2) such notices have been given within any consecutive twelve (12) month period, in addition to Landlord’s other remedies under the Lease, Tenant shall pay a daily charge equal to $2.50 for each such additional vehicle.
Section 5.15    Exterior Improvements. Tenant shall not be permitted to make any improvements outside of Tenant’s Premises unless approved by Landlord in its reasonable discretion. Any such improvements approved by Landlord shall be at Tenant’s sole cost and expense or subject to the Tenant Allowance provided for in the Work Letter attached hereto. In the event the improvements by Tenant reduce the parking available at the Building, the parking spaces allocated to Tenant in Section 1.10 shall be reduced accordingly.
ARTICLE SIX:    ARTICLE SIX: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS
Section 6.1    Tenant’s Acknowledgement; Landlord’s Warranties. Tenant acknowledges, represents, warrants and agrees to the following, except as otherwise provided herein: (i) Tenant shall be responsible for making its own inspection and investigation of the Premises, the Building wherein the Premises are located, and the Project, (ii) Tenant shall be responsible for investigating and establishing the suitability of the Premises for Tenant’s intended use thereof, and all zoning and regulatory matters pertinent thereto, and (iii) Tenant is leasing the Premises “AS IS” based on its own inspection, inquiry and investigation regarding the condition of the Premises, Building and Project and not in reliance on any statement, representation, inducement or agreement of Landlord or any Broker except as expressly set forth herein. Except as otherwise provided herein, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in satisfactory condition and completed in accordance with any requirements of Landlord set forth herein, exclusive of latent defects not reasonably discoverable by inspection prior to the Effective Date. Except as otherwise provided herein, Tenant accepts the Premises in its condition as of the Effective Date of the Lease, other than latent defects, subject to all recorded matters, laws, ordinances, and governmental regulations and orders of which Landlord has provided Tenant written notice. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use. Landlord hereby represents and warrants that upon the Delivery Date the shell Building, restrooms and Common Areas shall comply with all applicable building codes then in effect and, to the best of Landlord’s knowledge, the Premises and Project is not in violation of any federal, state or local law, ordinance or regulation relating to Hazardous Materials. Tenant shall notify Landlord within one hundred eighty (180) days following the Delivery Date of any violation of the foregoing warranty whereupon Landlord shall, as its sole cost and expense, correct such deficiency. Notwithstanding anything to the contrary contained in this Lease, if Tenant exercises the Partial Premises Termination Right, Landlord agrees to be responsible, at its sole cost and expense, for the cost to improve the corridor common area (i.e., flooring, ceiling, lighting, etc.) but the cost of the demising wall construction and required tenant exit door(s) shall be a Tenant expense, subject to reimbursement from the Tenant Allowance. In addition, in the event Tenant exercises the Partial Premises Termination Right, at Tenant’s request, Landlord agrees to create new entry/exit doors to the west area of the Building directly into the Partial Premises, and Tenant agrees to reimburse (which can be paid out of the Tenant Allowance)

Landlord for such costs and expenses up to $100,000.00 (which work shall include the doors, sidewalk and concrete entries, new building overhang, lighting, relocations of plumbing and sprinklers, etc.). In the event Tenant elects to have Landlord create new entry/exit doors to the west area of the Building directly into the Partial Premises, the corridor common area at the south entrance to the Building shall be for the exclusive use of Tenant, its employees and visitors.
Section 6.2    Exemption of Landlord from Liability. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Premises or upon other portions of the Project wherein the Premises is located, or from other sources or places; or (d) any act or omission of any other tenant of the Project wherein the Premises is located. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.2 shall not, however, exempt Landlord from liability for Landlord’s negligence or willful misconduct.
Section 6.3    Landlord’s Obligations.
(a)    Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation) and unless such maintenance or repairs are required because of any negligent or intentional act or omission of Tenant or its agents, employees, contractors, customers or invitees, Landlord shall keep the following in good order, condition and repair, reasonable wear and tear excluded: the foundations, slabs, elevators, stairs, restrooms existing as of the Effective Date, exterior walls and roof of the Premises (including painting the exterior surface of the exterior walls of the Premises not more often than once every five (5) years, if necessary); the heating and air conditioning systems servicing the Premises (“HVAC System”) to the extent not covered by the preventive maintenance contract to be maintained by Tenant in Section 6.4(b) below; parking lot surfaces; and all components of electrical, mechanical, sprinkler, fire life safety and plumbing and other building systems and equipment not constructed by Tenant and improvements located outside the interior of the Premises. However, Landlord shall not be obligated to maintain or repair interior windows, doors, plate glass, the interior surfaces of exterior walls or other interior improvements in the Building or Premises, or to provide janitorial services to the Premises or interior Common Areas during the time period that Tenant is leasing the entire Building (and, if the Building is multi-tenant, at Tenant’s request, Landlord shall provide janitorial services as part of Operating Expenses for Common Areas during such time as Tenant is not leasing the entire Building). Landlord shall make repairs under this Section 6.3 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. Notwithstanding any of the terms and conditions set forth in this Lease to the contrary, if Tenant provides notice (or oral notice in the event of an “emergency,” as that term is defined, below) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required on any floor of the Building containing space leased by Tenant, including repairs to the Building structure and/or Building system located on such floors (and including the Building structure or Building systems not located on floor(s) of the Building leased by Tenant but which service any portion of the Premises), which event or circumstance with respect to the Building structure or Building system materially or adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days’ notice to Landlord specifying that Tenant is taking such required action (provided, however, that the initial thirty (30) day notice and the subsequent ten (10) day notice shall not be required in the event of an emergency) and if such action was required under this Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to take such action and receive prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action plus interest thereon at the Interest Rate. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Promptly following completion of any work taken by Tenant pursuant to the terms and conditions of this Section 6.3(a), Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms and conditions of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent. If Landlord objects to any deduction from Rent, Tenant may proceed to claim a default by Landlord and file an applicable action. If Tenant prevails in the action, the amount of the judgement (which shall include interest at the Interest Rate from the time of each expenditure by Tenant until the date Tenant receives such amount by payment or offset and attorneys’ fees and related costs) may be deducted by Tenant from the Rent next due and owing under this Lease. For purposes of this Section 6.3(a), an “emergency” shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, Building systems, Building structure, tenant improvements, or alterations, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant’s business operations.
(b)    Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Section 6.3(a) above (excluding costs to correct latent or patent defects in the initial construction of the shell Building or Common Areas which shall be paid by Landlord, at its sole cost and expense) as Operating Expenses to the extent set forth in Section 4.2 of the Lease. Except as otherwise set forth herein, in no event shall Tenant be entitled to undertake any such maintenance or repairs, whether at the expense of Tenant or Landlord, and Tenant hereby waives the benefit of any statute or law in effect now or in the future which might give Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Premises in good order, condition and repair.
Section 6.4    Tenant’s Obligations.
(a)    Except as provided in Section 6.3, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all interior non-structural portions of the Premises, including interior structural elements included as part of the Tenant Improvements and all other improvements and alterations made by Tenant to the Premises, and all alterations, additions or improvements to the Premises by Tenant and any special systems installed in the Building by Tenant or at Tenant’s request, in good order, condition and repair (including janitorial, interior repainting and refinishing, as needed and regular cleaning of interior glass). If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), Landlord shall pay for the same and the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Subject to Section 4.4(h)(v), if any part of the Premises, Building or the Project is damaged by any act or omission of Tenant, its agents, employees, contractors, customers or invitees, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Premises which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.
(b)    So long as Tenant leases the entire Building, Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the HVAC System by a licensed heating and air conditioning contractor, and shall provide Landlord with a copy of said contract within ten (10) days of the Commencement Date and thereafter within ten (10) business days of Landlord’s written request. At such time as Tenant leases less than the entire Building, Tenant’s obligation to maintain the preventive maintenance contract shall apply to only the portion of the HVAC system servicing such Premises.
(c)    The amps of electric capacity provided at the Premises shall be pursuant to existing capacity, such service to be made available at the electrical riser room in the Building wherein the Premises is located, and Landlord shall provide any necessary maintenance or replacement thereof when required. Tenant shall be responsible to obtain electrical service from the power provider of its choice, and, except as otherwise provided herein, Landlord shall not be responsible for interruptions in such service. Tenant shall be responsible for and provide distribution of the power and electrical service from the electrical riser room in the Building to the areas required for use thereof by Tenant, and Tenant shall be responsible for all repairs, maintenance and replacement of such electrical service and related equipment from the electrical riser room in the Building during the Lease Term. Subject to Section 4.1, the foregoing responsibilities of Tenant shall include payment for the cost and expense of installation and any repairs, replacements, or upgrades, of such power and electrical service from said electrical riser room to the remainder of the building used or occupied by Tenant and all costs related to installing and causing service to commence, including payment of any security deposits required by any utility company serving the Premises and tap, meter and similar fees related to such services.
(d)    Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense, except as otherwise provided herein. If Tenant fails to maintain, repair or replace the Premises as required by this Section 6.04, Landlord may, upon thirty (30) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all reasonable costs incurred in performing such maintenance or repair within thirty (30) days of demand.
(e)    Prior to installing any specialized flooring, Tenant shall, at Tenant’s sole cost and expense, make such tests and investigation as recommended by the manufacturer of such flooring prior to execution of this Lease, to determine and satisfy Tenant as to the condition of the floor of the Premises for installation of such specialized flooring or the condition of any flooring existing at the Premises. If Tenant installs any specialized flooring, such flooring shall be installed in accordance with all specifications and recommendations of the manufacturer of such flooring and all costs associated therewith shall be deducted from the Tenant Allowance (as defined in the Work Letter). Tenant hereby waives and relinquishes any claims against or liability of Landlord as to such specialized flooring, or any damages or losses occurring by reason of any defect in, or inadequacy of, such specialized flooring, including, without limitation, any right or claim against Landlord for repair, maintenance or replacement thereof during the Lease Term.
Section 6.5    Alterations, Additions, and Improvements.
(a)    Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld and shall be granted or denied within ten (10) business days, except for non-structural alterations, additions or improvements and which are not visible from the outside of the Building of which the Premises is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount reasonably satisfactory to Landlord and consistent with landlords of Comparable Buildings. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.5(a) upon Landlord’s written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in accordance with plans, specifications and drawings reasonably approved in writing by Landlord, and in conformity with all applicable rules, laws and regulations, and by a licensed contractor reasonably approved by Landlord which consent shall not be unreasonably withheld or conditioned by Landlord unless a Design Problem exists and shall be granted or denied within ten (10) business days. A “Design Problem” is defined as, and will be deemed to exist if such alteration will (i) adversely affect the exterior appearance of the Building; (ii) adversely affect the Building structure; (iii) adversely affect the Building systems in a non-de minimus manner; (iv) unreasonably interfere with any other occupant’s normal and customary office operation or rights under their lease(s); or (v) fail to comply with applicable laws; provided, however, notwithstanding that the following improvements might otherwise constitute a Design Problem (rolling file rooms, file rooms, libraries, interconnecting stairs and UPS unit(s)), Landlord shall not unreasonably withhold its consent to such improvements or alterations. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, a certificate of completion by the architect who supervised the construction and proof of payment for all labor and materials including appropriate lien releases. Except for Landlord’s negligence or willful misconduct, Landlord shall have no responsibility or liability for any death or injury to persons, including but not limited to Tenant, Tenant’s officers, directors, members, employees, personnel, contractors, invitees and/or any third persons in or upon the real property of Landlord, or for damage to property caused by alterations, additions or improvements made to the Premises by Tenant, whether or not made pursuant to Landlord’s prior written consent as required herein, and Tenant hereby indemnifies Landlord against any such liability, obligation, cost or expense arising therefrom.
(b)    Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least ten (10) business days prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Premises. Tenant shall keep the Premises, the Building and the Project free and clear of any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. If any such lien is filed against the Premises, the Building or the Project, Tenant shall, within ten (10) business days thereafter, cause the lien to be fully discharged by either paying the obligation secured thereby or obtaining and recording a payment bond in accordance with the provisions of Section 33-1004, Arizona Revised Statutes. Tenant shall indemnify and hold Landlord harmless from any claims for lien waivers. Tenant is not authorized to act for on behalf of Landlord as its agent, or otherwise, for the purpose of constructing any improvements to the Premises, and neither Landlord nor Landlord’s interest in the Premises shall be subject to any obligations incurred by Tenant. Landlord shall be entitled to post on the Premises during the course of any construction by Tenant such notices of non-responsibility as Landlord deems appropriate for the protection of Landlord and its interest in the Premises. If Tenant fails to fully discharge any such lien within a 10-business day period, Landlord may (but shall not be so obligated) pay the claim secured by such lien, and the amount so paid, together with any costs and reasonable attorneys’ fees incurred in connection therewith, shall be immediately due and owing from Tenant to Landlord, and Tenant shall pay the same to Landlord with interest at the rate provided in Section 4.01(c) from the dates of Landlord’s payments. Should any claims of lien be filed against the Premises or any action affecting the title to such property be commenced, the party receiving notice of such lien or action shall forthwith give the other party written notice thereof.

(c)    Unless Landlord requires the removal thereof upon the termination of this Lease at the time Landlord consents thereto and only to the extent causing a Design Problem, Tenant shall not be required to restore any of the Tenant Improvements, or any subsequent alterations, additions or improvements to the Premises by Tenant if approved by Landlord in writing (except movable furniture, equipment and trade fixtures), and such items shall become a part of the Premises and the property of Landlord immediately upon installation thereof. Any alteration, addition or improvement which Tenant is required or permitted to remove hereunder, together with any movable furniture, equipment and trade fixtures, shall be removed at Tenant’s expense upon the termination of this Lease, and Tenant shall promptly repair any damage to the Premises caused by such removal. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.
Section 6.6    Condition upon Termination or Expiration. Upon the termination or expiration of the Lease, Tenant shall surrender the Premises and all alterations, additions and improvements to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy, repair or replace under any provision of this Lease; provided, however, Tenant shall be responsible for and obligated to, at the cost of Tenant, remedy any bubbling, blistering, leakage and separation occurring with respect to any flooring and any sealcoating so as to deliver and surrender the Premises upon termination of the Lease to Landlord in good repair and condition. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any non-customary alterations, additions or improvements (whether or not made with Landlord’s consent but excluding any Tenant Improvements made pursuant to the Work Letter) which create a Design Problem prior to the expiration of the Lease and to restore the Premises to its prior condition, all at Tenant’s expense; provided, however, Landlord notifies Tenant of the requirement to remove such non-customary alterations, additions and improvements which create a Design Problem at the time of Landlord’s consent to such alterations, additions and improvements. Notwithstanding anything to the contrary contained herein, Tenant shall have no obligation to remove any of the initial Tenant Improvements, inclusive of cabling, at the end of the Lease Term.
Section 6.7    Services. Subject to the Rules and Regulations attached to this Lease, Landlord agrees to furnish to the Premises elevator service suitable for the intended use of the Premises. Tenant shall be responsible for providing for its own janitorial services unless the Building is multi-tenant and Tenant requests that the Landlord provide the same. If Tenant is not the sole occupant of the Building, Landlord may provide a security guard at the Project and may provide different security systems from time to time for the Building and/or Project in its reasonable discretion, provided that the cost of such systems does not exceed that of security systems in similar buildings in the vicinity of the Premises. Landlord, from time to time and in Landlord’s reasonable discretion, may alter, remove, replace or discontinue the security services provided at the Project in a manner consistent with Comparable Buildings, but Tenant shall have the right to maintain a manned security guard at Tenant’s expense for Tenant’s benefit at any time desired by Tenant.
Section 6.8    Prohibitions. Tenant will not, without the written consent of Landlord, (i) use any apparatus or device in the Premises which will increase the amount of electricity, water or other utilities otherwise furnished or supplied for use of the Premises as general office space above Tenant’s Pro-Rata Share of the Building capacity; (ii) install any 220 volt outlets in the Premises, except those to be initially installed, if any, pursuant to the plans and specifications referred to in Exhibit B attached hereto or any later approved alterations; nor (iii) connect into the electric current or the water supply except through then existing electrical outlets or existing water taps in the Premises. If Tenant shall require water, electric current or other utilities in excess of that which would otherwise be furnished or supplied for use of the Premises, Tenant shall first procure the written consent of Landlord (which shall not be unreasonably withheld) to the use thereof, and if Tenant is not the sole occupant of the Building, Landlord may cause a water meter, electric meter or other utility measuring device to be installed in the Premises for the purpose of measuring the amount of water, electric current or other utilities consumed for any such purpose. The cost of any such meters and the installation, maintenance and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord within thirty (30) days of demand for the cost of all water, electric current or other utilities consumed as shown by said meters, at the rates charged for such services by the suppliers thereof. In the event separate meters cannot be installed, Landlord shall have the right to reasonably estimate the additional cost of the utilities utilized by Tenant and charge the same directly to Tenant, who agrees to promptly pay the same.
ARTICLE SEVEN:    DAMAGE OR DESTRUCTION
Section 7.1    Partial Damage to Property.
(a)    Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Premises. If the Premises is only partially damaged (meaning, less than fifty percent (50%) of the Premises is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Section 4.4 are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) in its Section 7.1(b) notice to repair any damage to Tenant’s fixtures, equipment, or improvements.
(b)    If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Section 4.04, Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Premises to the condition that existed prior to such damage. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) business days after receiving Landlord’s termination notice.
(c)    If the damage to the Premises occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.
(d)    Notwithstanding anything to the contrary contained herein, if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of a licensed architect or contractor reasonably selected by Landlord, be completed within two hundred seventy (270) days after the damage or destruction is discovered (which period shall be subject to extension for up to sixty (60) days as a result of an event of force majeure), Tenant may, within thirty (30) days following Landlord’s election to rebuild and/or restore the Premises, Building and/or Project, elect to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than ninety (90) days after the date such notice is given by Tenant. Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within three hundred (300) days following the date of discovery of the damage, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days nor more than ninety (90) days following the end of each such month. At any time, from time to time, after the date occurring sixty (60) days after the date the damage is discovered, Tenant may request that Landlord provide Tenant with a certificate from the architect or contractor described above setting forth such architect’s or contractor’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days.
Section 7.2    Substantial or Total Destruction. If the Premises is substantially or totally destroyed by any cause whatsoever (meaning, the damage to the Premises is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Premises can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Premises at Landlord’s own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Premises at Landlord’s sole expense.
Section 7.3    Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration (including the time for Tenant to restore any tenant improvements, but such time shall be the actual time taken by Tenant to restore any tenant improvements using reasonable due diligence not exceed an additional 180 days after Landlord completes its restoration) shall be reduced according to the degree, if any, to which Tenant’s use of the Premises is impaired. Except for such possible reduction in Base Rent, Additional Rent, insurance premiums and Real Estate Taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.
Section 7.4    Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property, including the provisions of Arizona Revised Statutes Section 33¬343. Tenant agrees that the provisions of Section 7.2 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Premises.
ARTICLE EIGHT:    CONDEMNATION
If all or any portion of the Premises or Project is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Premises or more than ten percent (10%) of Tenant’s parking is taken by Condemnation, then either party hereto shall be entitled to terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other party within ten (10) business days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) business days after the condemning authority takes title or possession). If more than twenty-five percent (25%) of the floor area of the Building and/or more than twenty-five percent (25%) of the land area of the entire Project is taken by Condemnation, then Landlord shall be entitled to terminate this Lease as of the date of the date the condemning authority takes title or possession, by delivering written notice to Tenant within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Premises not taken, except that the Base Rent shall be reduced in proportion to the reduction in the rentable square footage of the Premises, and Additional Rent shall be reduced in proportion to the reduction in Tenant’s Pro-Rata Share of the total Rental Square Footage available at the Project. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Premises, the amount of its interest in the Premises; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.
ARTICLE NINE:    ARTICLE NINE: ASSIGNMENT AND SUBLETTING
Section 9.1    Landlord’s Consent Required. No portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, license, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.2 below. Landlord has the right to grant or withhold its consent as provided in Section 9.5 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. Except as provided in Section 9.2, if Tenant is a partnership or limited liability company, any cumulative transfer of more than fifty percent (50%) of the interests shall require Landlord’s consent. Except in connection with a transaction described in Subsections (a) or (b) of Section 9.2 or a public offering of Tenant’s stock, if Tenant is a corporation, any change in the ownership of more than fifty percent (50%) of the voting stock of the corporation shall require Landlord’s consent.
Section 9.2    Tenant Affiliate. Notwithstanding the foregoing, Tenant may assign this Lease or sublease all or any portion of the Premises, without Landlord’s consent, to (a) any entity resulting from a merger, reorganization or consolidation with Tenant; (b) any entity succeeding to all or substantially all of the stock, interests or assets and business of Tenant; and (c) any corporation which controls, is controlled by or is under common control with Tenant (each entity listed in subsections (a), (b) and (c) are hereinafter referred to as a, “Tenant’s Affiliate”); provided, however, in the case of an assignment of the Lease, Tenant’s Affiliate has a net worth equal to or greater than Tenant (Tenant’s net worth being calculated immediately prior to the assignment) and provides reasonable evidence of such net worth within five (5) days after such assignment along with copies of all documents relating to such assignment or sublease. In the event Tenant’s Affiliate does not have a greater net worth than Tenant, such assignment or sublease is subject to Landlord’s prior consent, as provided herein. In such case, any Tenant’s Affiliate shall assume in writing all of Tenant’s obligations under this Lease prior to the date of such assignment and shall provide Landlord a copy of such assumption within five (5) days after execution. Further, Tenant shall be entitled to sublease individual offices and workstations within the Premises without Landlord’s consent so long as such office and workstations are not separately demised and do not exceed, in total, 15,000 RSF of the Premises.
Section 9.3    No Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of Rent from any other person is not a waiver of any provision of this

Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant’s liability under this Lease.
Section 9.4    Offer to Terminate. If Tenant desires to assign the Lease or sublease the Premises, Tenant shall have the right, but not the obligation, to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provision of Section 9.05 with respect to any proposed transfer shall continue to apply.
Section 9.5    Landlord’s Consent.
(a)    Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Premises being consistent with the nature of the Building and tenants of Comparable Buildings; (ii) the net worth and financial reputation of the proposed assignee or subtenant has to be sufficient in light of the obligations under such transfer; and (iii) Tenant’s compliance with all of its obligations under the Lease within applicable notice and cure periods. Landlord shall respond to Tenant’s request for consent to transfer within ten (10) days following Landlord’s receipt of all required information. If Landlord fails to timely respond, Tenant shall provide Landlord with written notice of Landlord’s failure whereupon Landlord shall have any additional five (5) days to respond. If Landlord fails to respond with such 5 additional day period, Landlord shall be deemed to have approved the transfer.
(b)    If Tenant assigns or subleases, the following shall apply:
(i)    Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any transfer for which Landlord’s consent is requested not to exceed $1,500 in the aggregate.
(ii)    Except upon assignment to a Tenant’s Affiliate, Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.14) of the Profit (defined below) on such transaction as and when received by Tenant. The

“Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for free rent, real estate broker’s commissions, landlord’s fee, attorneys’ fees and costs, economic concessions granted, advertising and marketing costs, unamortized improvement costs and costs of renovation or construction of tenant improvements (or allowance granted) required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord. The Profit in the case of a sublease of less than all the Premises is the rent allocable to the subleased space as a percentage on a square footage basis.
(iii)    Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Premises within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting. The breach of Tenant’s obligation under this Section 9.05(b) shall be a material default of the Lease.
Section 9.6    No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.
ARTICLE TEN:    DEFAULTS; REMEDIES
Section 10.1    Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance within applicable notice and cure periods. Time is of the essence in the performance of all covenants and conditions.
Section 10.2    Defaults. Tenant shall be in material default under this Lease:
(a)    If Tenant fails to pay Rent or any other charge within five (5) business days after notice that such amount is past due;
(b)    If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a non-curable breach of this Lease. The notice required by this Section 10.02(c) is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(c)    (i) if Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in n this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) are not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.
Section 10.3    Remedies. On the occurrence of any material default by Tenant after applicable notice and cure period, Landlord may, at any time thereafter, with or without any additional notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:
(a)    Terminate Tenant’s right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the unpaid Base Rent, Additional Rent and other charges and interest due at the time of termination; (ii) the amount by which unpaid Base Rent, Additional Rent and other charges and interest due after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid from the time of the award through the balance of the Lease Term exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iv) intentionally deleted; (v) continuing interest on the amounts set forth in subparagraphs (i), (ii) and (iii) above at the Interest Rate; and (vi) any other amount reasonably necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Premises, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 10.3(a), or (ii) proceeding under Section 10.3(b);

(b)    Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due;
(c)    Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises is located. No remedy herein conferred upon Landlord shall be considered exclusive of any other remedy, and the same shall be cumulative and shall be in addition to every other remedy given hereunder, or now or hereafter existing at law or in equity or by statute, including, but not limited to, the right to maintain an action to recover all amounts due hereunder. Landlord may exercise its rights and remedies at any time, in any order, to any extent, and as often as Landlord deems advisable. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein. No waiver of a default shall be effective unless it is in writing.
Section 10.4    Intentionally Deleted.
Section 10.5    No Acceptance of Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance by Landlord of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and such acceptance by Landlord of surrender by Tenant shall only flow from, and must be evidenced by, written acknowledgement of acceptance of surrender signed by Landlord.
Section 10.6    Termination. Notwithstanding any other term or provision hereof to the contrary, the Lease shall only terminate upon the occurrence of an act by Landlord which affirms the Landlord’s intent to terminate the Lease. On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Premises. All such damages suffered (apart from Base Rent, Additional Rent and other charges payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.
Section 10.7    No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent or other sum provided to be paid shall be deemed to be other than on account of the earliest rent or any other sum due and payable under this Lease, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as rent or other sum due and payable be deemed an accord and satisfaction, unless expressly agreed to, in writing, by Landlord. Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such rents or pursue any other remedy provided in this Lease.

ARTICLE ELEVEN:    PROTECTION OF LENDERS
Section 11.1    Subordination. Subject to Tenant’s receipt of a commercially reasonable SNDA, This Lease and Tenant’s interest in the Premises shall be subject and subordinate to all ground and underlying leases and all mortgages, deeds of trusts or other security agreements (each, a “Security Instrument”) which now or hereafter affect the Premises and to any and all advancements to be made thereunder and to all renewals, modifications, consolidations, replacements, and extensions thereof, whenever made or recorded. Notwithstanding the foregoing, Landlord shall obtain, (a) within sixty (60) days after the mutual execution and delivery of this Lease with respect to any existing Security Instrument and (b) within sixty (60) days following the date of any new Security Instrument, a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”). The form of SNDA attached hereto as Exhibit F and the provisions thereof are hereby deemed acceptable to Landlord and Tenant. If Landlord fails to obtain an SNDA in accordance with the immediately preceding sentence, Tenant may terminate this Lease upon notice to Landlord prior to receiving the SNDA. Tenant shall reasonably cooperate with Landlord and any lender which is acquiring a security interest in the Premises or the Lease. Tenant shall execute such further commercially reasonable documents and assurances as such lender may require, provided that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default beyond applicable notice and cure periods. If any ground lessor, beneficiary or mortgagee elects to have this Lease superior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, subject to Tenant’s receipt of a SNDA, this Lease shall be deemed superior to such ground lease, or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.
Section 11.2    Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, subject to Tenant’s receipt of a SNDA, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest.
Section 11.3    Signing of Documents. Within ten (10) business days after written request, Tenant shall sign and deliver any commercially reasonable instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.
Section 11.4    Estoppel Certificates.
(a)    Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) to Tenant’s actual knowledge, that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises may require. Tenant shall execute and deliver such statement to Landlord within ten (10) business days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.
(b)    If Tenant does not deliver such statement to Landlord within such ten (10) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.
(c)    Section 11.5 Tenant’s Financial Condition. Within ten (10) business days after written request from Landlord in connection with a sale or refinance and only twice in any twelve (12) month time period, Tenant shall deliver to Landlord such financial statements (not in excess of two (2) years) as Landlord reasonably requires as are prepared in the ordinary course of business from Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements (not in excess of two (2) years) as are prepared in the ordinary course of business reasonably required by such lender to facilitate the financing or refinancing of the Premises. Notwithstanding anything to the contrary contained herein, as a condition precedent to Tenant’s delivery, Landlord or the Landlord Party requesting such information shall execute a commercially reasonable form of confidentiality agreement with respect thereto. Such statements shall be as prepared in Tenant’s ordinary course of business and certified as true and correct by Tenant’s chief financial officer. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.
ARTICLE TWELVE:    LEGAL COSTS
Section 12.1    Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Except as excluded in Section 5.08 above, Tenant shall also indemnify Landlord against and hold Landlord harmless from all Claims Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord.
ARTICLE THIRTEEN:    MISCELLANEOUS PROVISIONS
Section 13.1    Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.
Section 13.2    Landlord’s Liability; Certain Duties.
(a)    As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Premises or Project or the leasehold estate under a ground lease of the Premises or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, so long as assumed by the transferee. However, each Landlord shall deliver to its transferee all funds and the Letter of Credit that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.
(b)    Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Premises whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days (except in the event of emergency) after receipt of Tenant’s notice to Landlord specifying the nature of such default. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default.
(c)    In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord (including repairs, maintenance and alterations required or permitted by

Landlord hereunder), or which Landlord failed to perform, after the Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project, Premises, or the parking; (ii) any failure to provide services, utilities or ingress to and egress from the Building, Project, Premises, or the parking as required by this Lease; or (iii) the presence of Hazardous Materials (not brought on the Premises by Tenant or Tenant Parties) in violation of applicable laws which poses a material health risk to the environment or the Premises (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for seven (7) consecutive business days after Landlord’s receipt of any such notice, or occurs for twenty (20) non-consecutive business days in a twelve (12) month period (in either of such events, the “Eligibility Period”), then the Base Rent and Tenant’s Pro-Rata Share of Operating Expenses and Tenant’s parking charges shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Pro-Rata Share of Operating Expenses and Tenant’s parking charges for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent, Tenant’s Pro-Rata Share of Operating Expenses and Tenant’s parking charges shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. If Tenant’s right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises, the parking, and/or the Project, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend. To the extent Tenant is entitled to abatement because of an event covered by Articles 7 or 8 of this Lease, then the Eligibility Period shall not be applicable. In the event the Eligibility Period occurs during the Base Rent abatement period, the Eligibility Period shall be extended on a day for day basis for any overlap period.
(d)    Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Premises and the Project and shall not include any consequential, speculative or punitive damages of any kind or nature, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.
Section 13.3    Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.
Section 13.4    Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include each of the others. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission. This Lease is the result of negotiations between Landlord and Tenant, and therefore the language contained in this Lease shall be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.
Section 13.5    Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, pertaining to the subject matter hereof, are hereby superseded and merged herein.
Section 13.6    Notices. All notices required or permitted under this Lease or otherwise given between Landlord and Tenant shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid or nationally recognized overnight delivery service. Notices to Tenant shall be delivered to the address specified in Section 1.03 above. Notices to Landlord shall be delivered to the address specified in Section 1.02 above, with a copy to Landlord’s counsel, Dean J. Formanek, at Warner Angle Hallam Jackson & Formanek PLC, 2555 East Camelback Road, Suite 800, Phoenix, Arizona, 85016. All notices shall be deemed effective upon delivery or forty-eight (48) hours after deposit in the mail as hereinabove provided. Except as provided above for notice to Tenant at the Premises, either party may change its notice address upon written notice to the other party.
Section 13.7    Waivers. All waivers must be in writing and signed by the waiving party. Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.
Section 13.8    No Recordation. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a “Short Form”

memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.
Section 13.9    Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Premises is located shall govern this Lease. The exclusive jurisdiction and venue for any action or proceeding brought by either party shall be the Superior Courts of Maricopa County, Arizona.
Section 13.10    Entity Authority. If Tenant is a corporation, partnership or limited liability company, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation, partnership or limited liability company. If requested by Landlord, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors, partners, manager(s) or member(s), as applicable, authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.
Section 13.11    Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.
Section 13.12    Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed upon Tenant with regard to Rent and other charges to be paid by Tenant or Landlord pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.
Section 13.13    Execution of Lease. This Lease may be executed in one or more counterparts, each of which shall be deemed original, and all of which together shall constitute one and the same instrument. Landlord and Tenant agree that facsimile and electronic signatures may be used in place of original signatures on this Lease or any document delivered pursuant hereto. All parties to this Lease intend to be bound by the signatures on the faxed or e-mailed document, are aware that the other party or parties will rely on the faxed or e-mailed signatures, and hereby waive any defenses to the enforcement of the terms of this Lease based on the form of signature.
Section 13.14    Survival. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

Section 13.15    Time is of the Essence. Time is of the essence for all provisions of this Lease.
Section 13.16    No Third Party Rights/Partnership. Except as expressly provided herein, no term or provision of this Lease is intended to or shall be for the benefit of any person not a party hereto, and no such other person shall have any right or cause or action hereunder. Nothing contained in this Lease shall create any partnership, joint venture, or other arrangement between Landlord and Tenant.
Section 13.17    OFAC. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.
Section 13.18    Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building structure or the Building systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Section 4.1 (Additional Rent), Section 4.4 (Insurance), or Article 10 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.
Section 13.19    Permitted Dogs. Provided Tenant is leasing the entire Building, Tenant and its employees shall be permitted to bring into the Premises and the Common Areas of the Project fully-domesticated dogs owned by Tenant's employees (“Permitted Dogs”), subject to the terms and conditions of this Section 13.19. If Tenant is not leasing the entire Building, the following breeds will be excluded from the Project: Pit Bulls (aka American Staffordshire Terriers, Staffordshire Bull Terriers, or American Pit Bull Terriers), Bull Terriers, Bull Mastiffs, German Shepherds, Huskies, Malamutes, Doberman Pinscher, Rottweiler, Chow Chows, and any wolf, coyote, or other wild dog breed mix. Landlord shall be entitled to charge Tenant $200.00 for each time there is a violation of the previous sentence on any given day and if there are more than five (5) violations of the previous sentence within a twelve (12) month period, Tenant’s ability to bring dogs into the Premises while they are not leasing the entire Building may, in Landlord’s sole discretion, be terminated. All Permitted Dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mar any part of the Premises or the

Project, or bark excessively or otherwise create a nuisance at the Project. The Permitted Dogs shall be taken off the Project for their walks and shall not be permitted to excrete waste within the Premises, Building or the Common Areas. Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from the presence of the Permitted Dogs in or on the Project in excess of the costs that would have been incurred had the Permitted Dogs not been allowed in or on the Project with such costs and expenses not being included within Controllable Operating Expenses; and Tenant shall immediately remove any waste and excrement of any Permitted Dogs from the Project and properly clean the affected area. Notwithstanding any other limitation set forth in this Lease, Tenant shall be responsible for, and shall indemnify, defend, protect and hold Landlord and the Landlord Parties harmless from any and all Claims arising from, resulting from or connected with the acts or presence of the Permitted Dogs in the Premises or the Project (including, without limitation, bodily injury to persons in the Premises or the Property or property damage to the property of Landlord or any other tenant, subtenant, occupant, licensee or invitee of the Project).
ARTICLE FOURTEEN:    BROKERS
Section 14.1    Broker’s Fee. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord’s Broker (if any) named in Section 1.07 above, in accordance with the separate agreement between Landlord and such Broker for services rendered to Landlord by Landlord’s Broker in this transaction; provided, however, Landlord shall not be required to pay any commission on the Partial Premises until Tenant fails to timely elect to terminate the Lease as to the Partial Premises or such right is deemed null and void in accordance herewith. If a Tenant’s Broker is named in Section 1.7 above, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if so provided in any agreement between Landlord’s Broker and Tenant’s Broker and Tenant shall have no obligation to pay any commissions. Nothing contained in this Lease shall impose any obligation on (i) Landlord to pay a commission or fee to any party other than Landlord’s Broker or (ii) Landlord’s lender to pay any commissions hereunder.
Section 14.2    Protection of Broker. If Landlord sells the Premises, or assigns Landlord’s interest in this Lease, the buyer or assignee (excluding Landlord’s lender, if applicable) shall, by accepting such conveyance of the Premises or assignment of the Lease, be conclusively deemed to have agreed to make any commission payments to Landlord’s Broker if required of Landlord under this Article Fourteen, to the extent same has not been previously paid. If Landlord’s Broker shall bring a legal action to enforce or declare rights under this provision, the prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party. Such attorneys’ fees shall be fixed by the court in such action.
Section 14.3    Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except those brokers set forth in Section 1.07. Landlord and Tenant each indemnify the other against any claims arising or occurring by reason of a breach of the foregoing warranty by such party. In the event Landlord’s Broker represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party. Landlord discloses that David Allred, a principal of Landlord, is a licensed real estate broker in the state of Arizona.
ARTICLE FIFTEEN:    COMPLIANCE
The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.
ADDITIONAL PROVISIONS MAY BE SET FORTH IN EXHIBITS ATTACHED HERETO OR IN THE BLANK SPACE BELOW.
[signature page follows]

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have signed or initialed, where applicable, all Exhibits which are attached to or incorporated by reference in this Lease.

“LANDLORD”

DARED 89 LLC, an Arizona limited liability company

By:	Douglas Allred Company, a California Corporation
Its:	Co-Manager

	By:	/s/ Bryan D. Putnam
	Name:	Bryan D. Putnam
	Its:	Chief Financial Officer

By:	Jammer I LLC, an Arizona limited liability company
Its:	Co-Manager

	By:	/s/ Bryan D. Putnam
	Name:	Bryan D. Putnam
	Its:	Chief Financial Officer

“TENANT”

ZipRecruiter, Inc., a Delaware corporation

	By:	/s/ David Feldman
	Name:	David Feldman
	Its:	Chief Business Officer

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

EXHIBIT A-1
PREMISES AND BUILDING

EXHIBIT A-2
INITIAL PREMISES and PARTIAL PREMISES

PARTIAL PREMISES
INITIAL PREMISES

FIRST FLOOR AREA EXHIBIT

SCALE: 3/32" = 1'-0"

INITIAL PREMISES RENTABLE AREA 19,037 S.F.
PARTIAL PREMISES RENTABLE AREA 25,411 S.F.

ALLRED 40TH STREET AND RAYMOND-DARED 89
4039 E. RAYMOND STREET, PHOENIX, AZ., 85040
FIRST FLOOR PLAN

A-102

3-2-20

INITIAL PREMISES

INITIAL PREMISES RENTABLE AREA 46,151 S.F.

SECOND FLOOR AREA EXHIBIT

SCALE: 3/32" = 1'-0"

ALLRED 40TH STREET AND RAYMOND-DARED 89
4039 E. RAYMOND STREET, PHOENIX, AZ., 85040
SECOND FLOOR PLAN

A-103

3-2-20

BALMER

EXHIBIT A-3
PROJECT LEGAL DESCRIPTION
LOTS 5 AND 6 AND A PORTION OF LOT 7, OF MARICOPA FREEWAY CENTER UNIT 1 NORTH, A SUBDIVISION RECORDED IN BOOK 129 OF MAPS, PAGE 12, RECORDS OF MARICOPA COUNTY, ARIZONA LOCATED IN THE SOUTHWEST QUARTER OF SECTION 19, TOWNSHIP 1 NORTH, RANGE 4 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE CITY OF PHOENIX BRASS CAP IN HANDHOLE MARKING THE SOUTHWEST QUARTER OF SAID SECTION 19 FROM WHICH A CITY OF PHOENIX BRASS CAP FLUSH MARKING THE WEST QUARTER CORNER OF SAID SECTION 19 BEARS NORTH 00 DEGREES 59 MINUTES 35 SECONDS WEST 2657.05 FEET, SAID DESCRIBED LINE BEING THE BASIS OF BEARING FOR THIS DESCRIPTION;
THENCE NORTH 00 DEGREES 59 MINUTES 35 SECONDS WEST 1608.56 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO THE NORTH LINE OF THE STATE HIGHWAY WARRANTY DEED RECORDED IN BOOK 6535 OF DOCKETS, PAGE 303, RECORDS OF MARICOPA COUNTY, ARIZONA;
THENCE SOUTH 85 DEGREES 21 MINUTES 12 SECONDS EAST 104.44 FEET ALONG SAID NORTH LINE TO THE SOUTHWEST CORNER OF SAID LOT 5;
THENCE NORTH 02 DEGREES 12 MINUTES 31 SECONDS WEST 76.69 FEET ALONG THE WEST LINE OF SAID LOT 5 TO THE NORTH RIGHT OF WAY LINE OF INTERSTATE 10 RECORDED IN DOCUMENT NO. 2012-1179766, RECORDS OF MARICOPA COUNTY, ARIZONA AND THE POINT OF BEGINNING;
THENCE CONTINUING NORTH 02 DEGREES 12 MINUTES 31 SECONDS WEST 541.94 FEET TO THE NORTHWEST CORNER OF SAID LOT 5 AND THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT THE CENTER OF WHICH BEARS SOUTH 00 DEGREES 34 MINUTES 42 SECONDS EAST 542.96 FEET;
THENCE EASTERLY ALONG SAID NORTH LINE AND THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 19 DEGREES 26 MINUTES 35 SECONDS, AN ARC LENGTH OF 184.25 FEET;
THENCE SOUTH 71 DEGREES 14 MINUTES 45 SECONDS EAST 99.86 FEET CONTINUING ALONG NORTH LINE OF SAID LOT 5 AND 6 TO THE BEGINNING OF A TANGENT CURVE TO THE LEFT HAVING A RADIUS OF 602.96 FEET;
THENCE EASTERLY ALONG SAID NORTH LINE AND THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 19 DEGREES 37 MINUTES 50 SECONDS, AN ARC LENGTH OF 206.58 FEET TO THE NORTHWEST CORNER OF SAID LOT 7;

THENCE NORTH 89 DEGREES 15 MINUTES 49 SECONDS EAST 135.32 FEET ALONG THE NORTH LINE OF SAID LOT 7;
THENCE SOUTH 04 DEGREES 38 MINUTES 17 SECONDS WEST 289.34 FEET;
THENCE SOUTH 85 DEGREES 21 MINUTES 12 SECONDS EAST 24.04 FEET;
THENCE SOUTH 04 DEGREES 38 MINUTES 48 SECONDS WEST 213.37 FEET TO NORTH RIGHT OF WAY LINE OF SAID INTERSTATE 10;
THENCE NORTH 85 DEGREES 01 MINUTES 21 SECONDS WEST 164.97 FEET ALONG SAID EASEMENT LINE;
THENCE NORTH 82 DEGREES 56 MINUTES 45 SECONDS WEST 99.87 FEET CONTINUING ALONG SAID EASEMENT LINE;
THENCE NORTH 85 DEGREES 05 MINUTES 21 SECONDS WEST 313.98 FEET CONTINUING ALONG SAID EASEMENT LINE TO THE POINT OF BEGINNING;

EXHIBIT B
WORK LETTER AGREEMENT
The undersigned Landlord and Tenant are executing concurrently with this Work Letter Agreement (“Work Letter”), a written Office Lease (the “Lease”) covering those certain premises more particularly described in Section 1.04 of the Lease, (hereinafter referred to as “Premises”). Capitalized terms used but not otherwise defined in this Work Letter shall have the meanings ascribed to them in the Lease.
1.    Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time with three (3) days prior written notice to the other party.

Tenant’s Representative:	Amy Klimek ZipRecruiter, Inc 604 Arizona Avenue Santa Monica, California 90401 Phone: (310) 925-2644

With a copy to:	Corey Shepard 2398 E. Camelback Road, Suite 900 Phoenix, Arizona 85016 Phone: (602) 648-7373

Landlord’s Representative:	Ms. Cathy Exeter 11452 El Camino Real, Suite 200 San Diego, California 92130 Phone: (858) 793-0202 Fax: (858) 793-5363
2.    Tenant’s Plans and Specifications.
a.    Tenant agrees, at its sole cost and expense, through a space planner or architect selected by Tenant, and approved by Landlord in Landlord’s reasonable discretion given within five (5) business days (“Space Planner”), to furnish a space plan and specifications, including the space layout and improvement plan for the Premises (“Tenant’s Space Plan”) required for the performance of the work to construct the improvements to the building desired by Tenant (hereinafter referred to as the “Tenant Improvements”). Landlord hereby approves RSP Architects as the Space Planner, if selected by Tenant. Tenant’s Space Plan shall include but not be limited to partition layout, reflected ceiling plans, electrical outlets, electrical switches and locations of each thereof. As part of the Tenant Improvements, subject to the Tenant Allowance, Tenant shall construct the demising wall, multi-tenant corridor and vestibule, if necessary, for the Partial Premises to be a separate easily accessible and readily marketable space. Tenant shall cause the Tenant Improvements to be constructed by a contractor (“Contractor”) selected by Tenant and approved by Landlord in Landlord’s reasonable discretion, given within five (5) business days. Landlord hereby approves Willmeng, Wespac, Jokake or Layton as the Contractor, if selected by Tenant. Tenant shall have the right to competitively bid the construction to union or non-union contractors.
b.    The Space Planner shall be responsible for providing to Tenant, with a copy to Landlord, a complete set of construction drawings and documents, including Tenant’s Space Plan, which are permit ready and have completed plan check by the government agency having jurisdiction, for construction of the Tenant Improvements, the quantity and description of materials, equipment and other items required for bidding by the Contractor. The Space Planner shall be responsible for coordination of the architectural, mechanical, electrical and plumbing drawings. Landlord, Tenant and Contractor shall cooperate to the best of their ability to provide all information required for such coordination.
c.    Tenant shall be responsible to pay the Space Planner’s fees for the Tenant’s Space Plan, which Landlord will reimburse Tenant by charging said reimbursement against the Tenant Allowance provided under this Agreement. In addition, upon execution and delivery of this Lease, Landlord agrees to pay Tenant’s Space Planner $0.12 per RSF of the entire Premises (including without limitation, the Partial Premises) for an initial “test fit” space plan, in addition to the Initial Tenant Allowance set forth in Section 10 below.
d.    All work shall be performed, and all materials and equipment shall be supplied by suppliers, by or under the control of the Contractor or other consultants selected by Tenant. Such contractors, subcontractors and suppliers must be reasonably approved by Landlord within five (5) business days prior to performance of any work or furnishing of any materials or equipment. Landlord hereby approves Kraemer Consulting Engineers if selected by Tenant. Landlord shall use its reasonable discretion in approving Tenant’s choice of contractors, subcontractors and suppliers. Any contractor or subcontractor employed by Tenant shall be commercially licensed, bonded and insured in the State of Arizona. Before the commencement of any work by Contractor, Tenant shall provide Landlord with copies of Tenant’s and Contractor’s applicable insurance policies. At a minimum, such policies shall include builder’s all-risk coverage (unless maintained by Tenant), liability for death, personal injury and property damage arising out of the performance of any work at or about the Premises by Contractor, any subcontractor or any other party required to be under the control of Contractor, and shall provide comprehensive automobile liability insurance, shall be primary and non-contributing. Any insurance which Tenant is required to maintain hereunder shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage; provided however, if the insurer is unable or unwilling to provide such notice to Landlord, Tenant shall be required to provide notice to Landlord not less than twenty (20) days prior to any cancellation or modification of such coverage. The minimum amount of such insurance coverage shall be One Million Dollars ($1,000,000.00) per occurrence for personal injury or property damage and Three Hundred Thousand Dollars ($300,000.00) for automobile liability. Said policies shall each name Landlord and Landlord’s lender(s), if applicable, as additional insured parties and shall each cover any occurrence caused by or occurring because of activities or failure to properly and safely perform the work.
e.    All plans and specifications referred to hereinabove in Sections a, b and c are subject to the Landlord’s approval in its reasonable discretion, unless a Design Problem (as defined in the Lease) exists.
3.    Landlord’s Approval.
Landlord may withhold its approval of any improvements and any Tenant Space Plan, Tenant Working Drawings, Tenant Extra Work or Change Orders which create a Design Problem, but Landlord shall approve or disapprove all within five (5) business days of receipt and within two (2) business days of a resubmittal:
4.    Schedule of Tenant Improvement Activities.
Tenant shall cooperate with and submit to Space Planner the information (the “Tenant Information”) necessary for the Space Planner to prepare the Tenant’s Space Plan for the Premises. Landlord shall approve or reasonably disapprove Tenant’s Space Plan for a Design Problem within five (5) business days of receipt and any revision thereafter within two (2) business days of receipt.
After approval of the Tenant’s Space Plan by Landlord, Tenant will promptly have prepared a preliminary estimate of the cost of the Tenant Improvements (hard and soft cost of Tenant Improvements only) as set forth in the Tenant Space Plan (the “Tenant’s Estimated Construction Cost”). Tenant shall timely (not later than three (3) days after Tenant’s receipt thereof) provide a copy of the Tenant’s Estimated Construction Cost to Landlord. After approval of Tenant’s Estimated Construction Cost, Space Planner will prepare and deliver to Tenant, Landlord and Contractor working drawings for the Premises (“Tenant Working Drawings”). Tenant shall cause Contractor to prepare from the documents a cost proposal (“Tenant Cost Proposal”) for construction of the Tenant Improvements (hard and soft cost of Tenant Improvements only) in accordance with the Tenant Working Drawings, and construction schedule which will set forth estimated time frames for completion of construction of the Tenant Improvements. If the Tenant Cost Proposal is greater than the Tenant Allowance (“Excess Costs”), Tenant will so notify Landlord in writing and Tenant will either:
(i)    acknowledge that Landlord will not be responsible for payment of the Excess Costs and agree in writing to pay the Excess Costs and, in the event the Excess Costs exceed $15 per RSF of the Initial Premises, Tenant shall deposit the Excess Costs that exceed $15 per RSF of the Initial Premises to Landlord to be disbursed following completion of Tenant Improvements and Tenant’s delivery of the documents required by Section 10(e) below, or

(ii)    revise the Tenant Space Plan in order to assure that the Tenant Cost Proposal is either (a) no more than the Tenant Allowance, or (b) in excess of the Tenant Allowance by an amount which Tenant agrees to pay pursuant to clause (i) immediately above.
Following approval of the Tenant Working Drawings and the Tenant Cost Proposal by Tenant, Tenant shall cause Space Planner to make application to the appropriate governmental authorities for necessary approvals and building permits. Landlord acknowledges that the Tenant Working Drawings will be submitted simultaneously to Landlord and the City for review. Upon receipt of the necessary approvals and permits, the Contractor will begin construction. The Contractor may substitute materials of comparable or better quality if the materials specified in Tenant’s Working Drawings are unavailable or not available within the time required for timely completion.
5.    Compliance With Laws.
Tenant, in completing the Tenant Improvements shall, at Tenant’s sole and cost and expense, ensure that Contractor complies with and observes all the requirements of all county, parochial, municipal, state, federal and other applicable governmental authorities (“Applicable Requirements”) now in force, or which may hereafter be in force, pertaining to the Premises, including, but not limited to (i) Industrial hygiene (ii) the American’s With Disabilities Act (ADA) (iii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, (iv) OSHA and (v) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance, as that term is defined in the Lease.
Tenant shall, within five (5) business days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including, but not limited to permits, licenses, registrations, manifests, applications, reports, and certificates evidencing or required for Tenant’s and/or Contractor’s compliance with any Applicable Requirements specified by Landlord and shall immediately, upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant, Contractor or the Premises to comply with Applicable Requirements.
6.    Change Orders. Tenant may authorize changes in the work during construction. All such changes will be subject to Landlord’s prior written reasonable approval in accordance with Section 3. Prior to commencing any material change, the Tenant shall prepare and deliver to Landlord, for Landlord’s approval, a change order (the “Change Order”) setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor’s fees. If Tenant’s then current budget is in excess of the applicable Tenant Allowance, Tenant shall pay the amount of the cost for such Change Order before Landlord shall be required to pay any additional Tenant Allowance to Tenant.

7.    Intentionally Omitted.
8.    Construction Of The Premises. Tenant shall cause Contractor to construct the Tenant Improvements within the Premises under a guaranteed maximum price construction contract with the Tenant, reasonably acceptable to Landlord and to cause such construction to proceed reasonably and diligently. Landlord shall not impose any charge of any kind for profit, use of parking or elevator, overhead, and supervision or construction management fee in connection with the construction of the Tenant Improvements. Tenant shall not be responsible for paying any costs of trash removal and utilities including, without limitation, HVAC, electrical power, water, and sewer during construction of the Tenant Improvements. Tenant shall have the right to use portable bathrooms at its discretion. Tenant, at no charge to Tenant, shall have (i) the right use existing Building’s risers and/or install additional risers for Tenant’s cabling, and (ii) unrestricted access to all areas within the Premises and Building, including the Building’s MPO (main point of entry), to install the required infrastructure to service Tenant’s IT and telecommunications requirements.
9.    Intentionally Deleted.
10.    Tenant Improvements At Landlord’s Cost And Expense.
a.    Landlord agrees to provide Tenant an allowance not to exceed Sixty and No/100 Dollars ($60.00) per RSF for the 65,188 RSF of the Initial Premises for a total of Three Million Nine Hundred Eleven Thousand Two Hundred Eighty Dollars ($3,911,280.00) to complete the design and construction of its Tenant Improvements in the Initial Premises (“Initial Tenant Allowance”). In addition to the foregoing, Landlord agrees to provide Tenant, at Tenant’s election, an additional allowance not to exceed Ten and No/100 Dollars ($10.00) per RSF for the 65,188 RSF of the Initial Premises for a total not to exceed Six Hundred Fifty-One Thousand Eight Hundred Eighty Dollars ($651,880.00), to complete the design and construction of its Tenant Improvements in the Initial Premises (the “Additional Tenant Allowance”). The Initial Tenant Allowance and any portion of the Additional Tenant Allowance that Tenant has elected to utilize are hereinafter referred to for purposes of this subsection a. as the “Tenant Allowance.” Tenant shall only be permitted to utilize the Tenant Allowance to construct Tenant Improvements for the Initial Premises (including the demising wall). In the event the Tenant fails to utilize the Additional Tenant Allowance during the time period that construction of the Tenant Improvements occurs, Tenant shall be deemed to forfeit any right to the unused Additional Tenant Allowance. In the event Tenant utilizes all or a portion of the Additional Tenant Allowance, the Additional Tenant Allowance utilized shall be amortized over Ten (10) Years at an interest rate of six percent (6%) per annum and commencing on the ninth (9th) month of the Lease Term said amortized amount shall be paid by Tenant monthly in equal payments at the start of each month simultaneously with the payment of Base Rent (plus applicable rent and privilege taxes thereon). To the extent that Landlord fails to pay Tenant from the Tenant Allowance amounts requested to pay Tenant’s Contractor, architects, engineers and Tenant’s agents in accordance with the terms hereof, and such amounts remain unpaid for thirty (30) days after notice from Tenant, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such 30-day period, pay same and deduct the amount thereof from the Rent next due and owning under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Notwithstanding the foregoing, if during either the 30-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the “Allowance Dispute Notice”), and (ii) pays any amounts not in dispute, Tenant shall have no right to offset any amounts against rent, but may institute an action to recover such amounts from Landlord. Notwithstanding of the foregoing, in the event Tenant institutes an action as provided herein and the judgement is in favor of Tenant, Tenant shall be entitled, automatically, to offset the amount of such judgement against the Base Rent next coming due under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Further, in the event the judgement is in favor of Tenant, any delay actually caused to Tenant as a result of Landlord’s failure to pay the disputed amount shall be deemed to be a “Landlord Caused Delay” under Section 5 of this Tenant Work Letter.
b.    Landlord agrees to provide Tenant an allowance not to exceed Sixty and No/100 Dollars ($60.00) per RSF for the 25,411 RSF of the Partial Premises for a total of One Million Five Hundred Twenty-Four Thousand Six Hundred Sixty Dollars ($1,524,660.00) to complete the design and construction of its Tenant Improvements in the Partial Premises (“Partial Premises Tenant Allowance”), which shall be made available to Tenant only after the Partial Premises Termination Right has expired and has not been exercised by Tenant. In addition to the foregoing, Landlord agrees to provide Tenant, at Tenant’s election, an additional allowance not to exceed Ten and No/100 Dollars ($10.00) per RSF for the 25,411 RSF of the Partial Premises for a total not to exceed Two Hundred Fifty-Four Thousand One Hundred Ten Dollars ($254,110.00), to complete the design and construction of its Tenant Improvements in the Partial Premises (the “Additional Partial Premises Tenant Allowance”), which shall be made available to Tenant only after the Partial Premises Termination Right has expired and has not been exercised by Tenant. Tenant shall notify Landlord of the amount of the Additional Partial Premises Tenant Allowance it will utilize on or before the Partial Premises Termination Date. The Partial Premises Tenant Allowance and any portion of the Additional Partial Premises Tenant Allowance that Tenant has elected to utilize are hereinafter referred to for purposes of this subsection b. as the “Tenant Allowance.” Tenant shall only be permitted to utilize the Tenant Allowance to construct Tenant Improvements for the Premises (including the demising wall). In the event the Tenant fails to utilize the Additional Partial Premises Tenant Allowance during the time period that construction of the Tenant Improvements occurs, Tenant shall be deemed to forfeit any right to the unused Additional Partial Premises Tenant Allowance. In the event Tenant utilizes all or a portion of the Additional Partial Premises Tenant Allowance, the Additional Partial Premises Tenant Allowance utilized shall be amortized over the remaining Lease Term at an interest rate of six percent (6%) per annum and commencing on the month of the Lease Term following completion of the Tenant Improvements for the Partial Premises, but in all events no later than thirty (30) months after the Effective Date, with said amortized amount to be paid by Tenant monthly in equal payments at the start of each month simultaneously with the payment of Base Rent (plus applicable rent and privilege taxes thereon). To the extent that Landlord fails to pay Tenant from the Tenant Allowance amounts requested to pay Tenant’s Contractor, architects, engineers and Tenant’s agents in accordance with the terms hereof, and such amounts remain unpaid for thirty (30) days after notice from Tenant, then without limiting Tenant’s other remedies under the Lease, Tenant may, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such 30-day period, pay same and deduct the amount thereof from the Rent next due and owning under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Notwithstanding the foregoing, if during either the 30-day or 5-day period set forth above, Landlord (i) delivers notice to Tenant that it disputes any portion of the amounts claimed to be due (the “Allowance Dispute Notice”), and (ii) pays any amounts not in dispute, Tenant shall have no right to offset any amounts against rent, but may institute an action to recover such amounts from Landlord. Notwithstanding of the foregoing, in the event Tenant institutes an action as provided herein and the judgement is in favor of Tenant, Tenant shall be entitled, automatically, to offset the amount of such judgement against the Base Rent next coming due under the Lease, including interest at the Interest Rate from the due date until the date of the Rent offset. Further, in the event the judgement is in favor of Tenant, any delay actually caused to Tenant as a result of Landlord’s failure to pay the disputed amount shall be deemed to be a “Landlord Caused Delay” under Section 5 of this Tenant Work Letter.
c.    The Tenant Allowance for the Initial Premises and the Partial Premises shall only be utilized by Tenant for any and all city permits, space planning, engineering and construction costs (including the fee of Contractor), construction management fees, insurance, building permits and other required fees, and to plan and construct improvements which are real property fixtures that will remain with the Premises, and may not be used to purchase or construct trade fixtures, furniture, or other personal property. Notwithstanding the forgoing, Tenant shall be permitted to utilize up to Ten Dollars ($10) per RSF of the Tenant Allowance for data/telephone cabling and wireless equipment, security equipment (access control, alarm and CCTV) and cabling, moving costs, signage, furniture and auxiliary equipment required for the operation of Tenant business. All costs and expenses for such items beyond $10 per RSF and the Excess Costs shall be the sole responsibility of the Tenant subject to any and all change order expenses by Tenant.
d.    Tenant must utilize the Tenant Allowance for the Initial Premises within eighteen (18) months of the Effective Date of the Lease. In the event the Tenant fails to timely utilize all or any portion of the Tenant Allowance, Tenant shall be deemed to forfeit any right to the unused Tenant Allowance.
e.    Tenant shall be obligated to disburse funds relating to the Excess Costs prior to Landlord being obligated to disburse the Tenant Allowance.
f.    Tenant shall periodically submit to Landlord the following items after completion of portions of the Tenant Improvements: (i) bills and invoices covering all labor and material expended for completed Tenant Improvements, (ii) an affidavit from Tenant stating that all such bills and invoices are due and payable for work completed at the Premises as Tenant Improvements, and that all such costs qualify hereunder, (iii) Tenant and Contractor completion affidavits (as applicable), (iv) “As Built” drawings and specifications, (v) a Certificate prepared by Space Planner confirming such Tenant Improvements have been completed in accordance with the approved Tenant Working Drawings, (vi) valid mechanics’ lien releases and waivers from all general contractor(s) and subcontractor(s) performing the Tenant Improvements which shall be conditional for the current payment request and shall be unconditional for amounts previously paid by Landlord; and (vii) such other information as reasonably requested by Landlord. No disbursement of the Tenant Allowance shall be made unless: (i) such costs are included in the Tenant Cost Proposal, are for Tenant Improvements, and are covered by the Tenant Allowance for the Initial Premises and for the Partial Premises, respectively; (ii) Tenant has completed and delivered to Landlord a written request for payment, in form reasonably approved by Landlord; (iii) the request for payment is accompanied by the documentation set forth in the foregoing sentence; and (iv) Landlord’s Representative has inspected and approved the work for which Tenant seeks payment or reimbursement (such inspection to occur within the outside payment time period of fourteen (14) days as set forth below). Upon Tenant’s full compliance with the foregoing, and if Landlord determines that there are no applicable or claimed stop notices (or any other statutory or equitable liens of anyone performing any of Tenant Improvements or providing materials for Tenant Improvements) or actions thereon, Landlord shall disburse the Tenant Allowance directly to Tenant. Such payment shall be made within fourteen (14) days following Landlord’s receipt of the required information.
11.    Intentionally Deleted.
12.    Shell Construction. Landlord shall provide at its sole cost and expense as part of the initial construction of the Building the following items: (i) outside walls, columns and unfinished concrete floors, broom clean; (ii) Building Standard power supplied to the Building core, per building specifications; (iii) water lines to the Building (with Tenant to be responsible for all costs of hook-up of any and all utilities, water, sewer and other similar services with the City in which the Premises is located); (iv) Common Areas existing as of the Effective Date; (v) restrooms existing as of the Effective Date; and (vi) (28) 5-ton high efficient RTUs, (3) high efficient split system heat pumps, (4) wet column stacks to 2nd floor, restroom cores; women (6 toilet, 4 vanity), men (4 toilet, 2 urinal, 4 vanity), fire protection-light hazard (.10gpm/1500sf) NFPA 13/City of Phoenix Amended, SES 3600 A; 277/480 3 Phs Nema 1 rated; meter section w/1 ea=3600 A House Meter; 800 A 277/480 3 Phs Distribution Panels (two (2) per floor), Telco (4 ea) 4” conduits from Raymond ROW to Building (duct distribution and outside air units are excluded from the foregoing). Notwithstanding anything to the contrary contained herein, if Landlord fails to timely fulfill its obligation to perform the Landlord work or any portion thereof (the “Uncompleted Landlord Work”) prior to the Delivery Date, Tenant shall be entitled to deliver notice (the “Landlord Delay Notice”) thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to perform the Uncompleted Landlord Work, or commence to perform the same and proceed with due diligence to complete the same, or inform Tenant in reasonable detail why Landlord disagrees that the particular work requested by Tenant is not Landlord’s obligation under this Lease, within ten (10) business days after Landlord’s receipt of the Landlord Delay Notice from Tenant (the “Landlord Cure Period”) and if Landlord fails to deliver notice to Tenant prior to the expiration of the Landlord Cure Period notifying Tenant that Landlord’s failure to perform the Uncompleted Landlord Work is caused by Tenant or a Force Majeure Delay (a “Landlord Delay Response”), Tenant shall be entitled to perform the Uncompleted

Landlord Work and shall within five (5) business days of the completion thereof deliver written demand to Landlord for the reimbursement of Tenant’s reasonable and actual out-of-pocket costs incurred in connection with the completion of the Uncompleted Landlord Work (“Tenant’s Uncompleted Work Costs”).
13.    Responsibility For Design. Tenant will be responsible for the design, function and maintenance of all improvements which are not Building Standard, whether or not approved by Landlord or installed by Contractor at Tenant’s request. Landlord’s approval of the Tenant Working Drawings and performance of Landlord’s duties hereunder do not constitute any representation or warranty and shall not obligate Landlord in any manner as to the adequacy, sufficiency, efficiency, performance or desirability of the Tenant Improvements in the Premises.
14.    Indemnity. Tenant shall indemnify Landlord against and hold Landlord harmless from and against any and all costs, claims or liability arising from: (a) any work performed on or about the Property by or at Tenant’s request; (b) any breach or default in the performance of Tenant’s obligations under this Work Letter; (c) any death, personal injury or property damage caused by or arising from Tenant’s or Contractor’s performance of work or the installation of Tenant Improvements in or about the Premises; or (d) any other acts or omissions of Tenant or Contractor. Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury or death to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord. As used in this Section, the term “Tenant” or “Contractor” shall include Tenant’s or Contractor’s employees, agents, contractors and invitees, if applicable.
15.    Lien Protection. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant for use in completing any work at or upon the Premises, which claims are or may be secured by any mechanic’s liens against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days prior written notice of any work done on or in the Premises and Landlord shall have the right to post a notice of non-responsibility in or on the Premises as provided by law. If Tenant or Landlord shall contest the validity of any such lien, claim or demand, the Tenant, shall, at its sole cost and expense, defend and protect itself, the Premises and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. If Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to one and one half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law to hold the Premises free from the effect of such lien or claim.
16.    Lease Commencement Date Delays. The Commencement Date shall occur as provided in Section 1.5 of this Lease, provided that the Commencement Date shall be extended by the number of days of actual delay of the Substantial Completion of the Tenant Improvements and/or Tenant’s move into the Premises to the extent caused by a “Commencement Date Delay,” as that term is defined, below. As used herein, the term “Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Landlord Delay,” as those terms are defined below in this

Section 16 of this Work Letter. As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from strikes, fire, wind, damage or destruction to the Building, explosion, casualty, flood, hurricane, tornado, the elements, acts of God or the public enemy, sabotage, war, invasion, insurrection, rebellion, civil unrest, riots, or earthquakes, failure of utilities, inability to secure labor or materials or reasonable substitutions therefor or inability to secure permits and inspections on an objective basis by any other person or entity constructing improvements comparable to the Tenant Improvements. As used in this Tenant Work Letter, “Landlord Delay” shall mean actual delays to the extent resulting from the acts or omissions of Landlord including, but not limited to (i) failure of Landlord to timely approve or disapprove any construction drawings or change orders or any other items set forth in this Tenant Work Letter requiring Landlord’s approval within time periods set forth in this Tenant Work Letter or this Lease, as applicable, or otherwise within a reasonable period of time (except to the extent deemed approved); (ii) material and unreasonable interference by Landlord, its agents or Landlord Parties (except as otherwise allowed under this Work Letter) with the Substantial Completion of the Tenant Improvements and which objectively preclude or delay the construction of tenant improvements in the Building by any person, which interference relates to access by Tenant, or Tenant’s agents to the Building or any Building facilities (including loading docks and freight elevators) or service and utilities (including temporary power and parking areas as provided herein) during normal construction hours, or the use thereof during normal construction hours; (iii) delays due to the acts or failures to act of Landlord or Landlord parties, including without limitation, with respect to payment of the Tenant Allowance (except as otherwise allowed under this Work Letter) and/or cessation of work as a result thereof; (iv) Landlord’s failure to deliver the Premises with the Landlord work complete; and (v) the discovery by Tenant of Hazardous Materials in the Premises.
(a)    If Tenant contends that a Commencement Date Delay has occurred, Tenant shall notify Landlord in writing of (i) the event which constitutes such Commencement Date Delay within three (3) business days of such event, and (ii) the date upon which such Commencement Date Delay is anticipated to end. If such actions, inaction or circumstance described in the notice set forth in (i) above of this Section 16 of this Tenant Work Letter (the “Delay Notice”) are not cured by Landlord within one (1) business day of Landlord’s receipt of the Delay Notice and if such action, inaction or circumstance otherwise qualify as a Commencement Date Delay, then a Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the date such delay ends.
(b)    For purposes of this Section 16, “Substantial Completion of the Tenant Improvements” shall mean the issuance of a temporary certificate of occupancy or its equivalent for the Premises and completion of construction of the Tenant Improvements in the Premises pursuant to the approved construction drawings, including, with respect to the Tenant Improvements, any furniture, fixtures, work stations, build-in furniture or equipment necessary to obtain a temporary certificate of occupancy or its equivalent (including the final inspection sign-off), with the exception of any punch list items.

17.    Conflict. In the event of any conflict between the terms of this Work Letter and the remainder of the Lease, the terms of this Work Letter will control.

“LANDLORD”

DARED 89 LLC, an Arizona limited liability company

By:	Douglas Allred Company, a California Corporation
Its:	Co-Manager

By:
Name:
Its:

By:	Jammer I LLC, an Arizona limited liability company
Its:	Co-Manager

By:
Name:
Its:

“TENANT”

ZipRecruiter, Inc., a Delaware corporation

By:
Name:
Its:

EXHIBIT C
RULES AND REGULATIONS
1.    Except as set forth in the Lease, no sign, placard, picture, advertisement, name or notice of any kind shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Project or, Building (excluding within the Premises) or the surrounding area (including sidewalks, landscaping, exterior walls) without the prior written reasonable consent of Landlord. Except as set forth in the Lease, if such consent is given by Landlord, Landlord may regulate the manner of display of the sign, placard, picture, advertisement, name or notice. Landlord shall have the right to remove any sign, placard, picture, advertisement, name or notice which has not been approved by Landlord or is being displayed in a non-approved manner without notice to and at the expense of tenant. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of tenant by a person reasonably approved by Landlord. Tenant shall not place anything or allow anything to be placed near any window or any glass door, partition or wall which may appear unsightly from outside the Premises.
2.    The directory for the Building will be provided exclusively for the display of the name and location of the tenants only, and Landlord reserves the right to exclude any other names therefrom.
3.    The sidewalks, parking areas, halls, passages, exits, entrances, elevators, and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, parking areas, elevators, stairways, toilets, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control the same and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the character, reputation and interests of the Project or its tenants. Except as set forth in the Lease, no tenant and no employees or invitees of any tenant shall go upon the roof of the Building.
4.    Tenant shall not alter or replace any lock or install any additional locks or any bolts on any door of the Premises without the written reasonable consent of Landlord. Tenant shall have key card access to the Building and Premises.
5.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this rule shall be borne by the tenant who, or whose agents, employees, contractors, customers or invitees, shall have caused the same.
6.    Tenant shall not overload the floor of the Premises and shall not in any way deface the Premises or any part thereof.
7.    No bulk freight or equipment of any kind shall be brought into the Project or Building without the reasonable consent of Landlord, and all moving of same in or out of the

Project or Building shall be done at such time and in such manner as Landlord may reasonably designate. Landlord shall have the right to prescribe the weight, size and position of all bulk safes and other heavy equipment brought into the Building and also the reasonable times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as shall be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building or Project by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. There shall not be used in the Premises or the Building any hand trucks except those equipped with rubber tires and side guards.
8.    Window cleaning shall be done only by Landlord at intervals it deems reasonably appropriate.
9.    Tenant shall not use, keep or permit to be used or kept any noxious gas substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner reasonably offensive or objectionable to the Landlord or other occupants of the Building or Project by reason of noise, odors and/or vibrations, or unreasonably interfere in any way with other Tenants or those conducting business in the Building or Project. Tenant shall not make or permit to be made any disturbing noises or disturb or interfere with occupants of the Project or neighboring property, or with those having business with such occupants, by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. Tenant shall not throw anything out of doors or down the passageways. No cooking shall be done or permitted by Tenant in the Premises except the reheating of food by microwave or toaster oven.
10.    The Premises shall not be used for the manufacturing or for the storage of merchandise except as such may be incidental to the use of the Premises for general office purposes. No Tenant shall occupy or permit any portion of its Premises to be occupied for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber shop or manicure shop except with prior written consent of Landlord. The Premises shall not be used for lodging or sleeping or for illegal purposes.
11.    Except as allowed by the Lease, Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.
12.    No boring or cutting above or below the Partial Premises or through common walls with other tenants for the stringing of wires will be allowed until the Partial Premises Termination Right has expired and has not been exercised by Tenant, without the written consent of Landlord. The location of the boring or cutting above or below the Partial Premises if not leased by Tenant or through common walls with other tenant for the stringing of wires shall be subject to the reasonable approval of Landlord, but the installation of same shall be at the expense of Tenant. Tenant, upon termination of the tenancy, shall deliver to Landlord all keys to the Building, main suite doors, and toilet rooms which shall have been furnished and remain in Tenant’s possession.

13.    Tenant shall not lay linoleum, tile, carpet or other similar floor coverings so that the same are affixed to the floor of the premises in any manner except as reasonably approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.
14.    Tenant shall use commercially reasonable efforts to see that the doors of the Premises are closed and securely locked before leaving the Building and that all water faucets, water apparatus and electrical items are shut off before Tenant or Tenant’s employees leave the Building. Tenant shall be responsible for any damage to the Building, the Project or to other Tenants caused by a failure to comply with this rule.
15.    Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Project.
16.    Employees of Landlord shall not be requested to perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
17.    Tenant agrees that it shall comply with all fire regulations that may be reasonably issued from time to time by Landlord, and Tenant shall also provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to fire regulations.
18.    Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Project when, in Landlord’s reasonable judgment, it is necessary, desirable or proper in the best interest of the Project or its Tenants.
19.    Tenant shall not disturb, solicit or canvass an occupant of the Project and shall cooperate to prevent the same.
20.    Without the written consent of Landlord, Tenant shall not use the name of the Project in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address.
21.    All interior, exterior window coverings must be approved by Landlord and Tenant may not install any awnings or other exterior window shades or coverings.
22.    Tenant shall not park in driveways or loading areas or in reserved parking spaces of other Tenants. Landlord or its agents shall have the right to cause to be removed any car of Tenant, its employees, agents, contractors, customers or invitees, that may be parked in unauthorized areas. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers for vehicles owned or operated by its employees and agents.
23.    Tenant understands that the buildings which make up the Premises are “Non-Smoking”. Any smoking to be done shall be done outside of the Smoke Free Arizona limits from building entries and only at designated smoking areas, and smoking material shall be disposed of in the appropriate containers provided.

24.    By executing a copy of these Rules and Regulations, Tenant acknowledges and agrees that it has read and understands these Rules and Regulations and will fully comply with all of the terms and provisions contained herein.

“TENANT”

ZipRecruiter, Inc., a Delaware corporation

By:
Name:
Its:

EXHIBIT D
COMMENCEMENT NOTICE
The undersigned Landlord and Tenant have executed that certain Office Lease (the “Lease”) covering those certain premises more particularly described in Section 1.4 of the Lease, (hereinafter referred to as “Premises”), located at 4039 East Raymond Street, Phoenix AZ 85040. Capitalized terms used but not otherwise defined in this Commencement Notice shall have the meanings ascribed to them in the Lease.
Pursuant to Section 1.5 of the Lease, Landlord and Tenant hereby agree and confirm and accordingly amend the Lease with the following information:
1.    The Commencement Date is ________________________________.
2.    The Expiration Date is ________________________________.

The provisions of this Commencement Notice do not and are not intended to void or modify any other provision(s) other than those specifically addressed and agreed to herein, and any construction to the contrary is expressly denied and negated.

“LANDLORD”

DARED 89 LLC, an Arizona limited liability company

By:
Its:

By:
Name:
Its:

By:	Jammer I LLC, an Arizona limited liability company
Its:	Co-Manager

By:
Name:
Its:

“TENANT”

ZipRecruiter, Inc., a Delaware corporation

By:
Name:
Its:

EXHIBIT E
IRREVOCABLE LETTER OF CREDIT
________Bank

DARED 89 LLC
11452 El Camino Real, Suite 200
San Diego, California 92130
RE:    Irrevocable Standby Letter of Credit
Ladies and Gentlemen:
At the request and for the account of ZipRecruiter, Inc., a Delaware corporation as (“Tenant”), we hereby issue our irrevocable standby letter of credit no. ___________ in favor of DARED 89 LLC, an Arizona limited liability company as (“Landlord”), (“Beneficiary”) for the sum or sums not exceeding Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) (“Letter of Credit”) available upon demand in accordance with the terms and conditions set forth in this letter.
You may draw on this Letter of Credit from time to time when we receive a signed certificate from you in one of the forms attached hereto. The certificate may be signed by one or more of your authorized signatory, or by an authorized signatory of the transferee of Beneficiary as follows.
1.    In the form of Attachment A, if the drawing is made with respect to a default of the lease between Tenant and Landlord dated __________________, 2020 (the “Lease”).
Or
2.    In the form of Attachment B if the drawing is made as a result of this Letter of Credit not being extended as provided below.
The appropriate certificate shall have all blanks filled in and, shall be personally delivered to us at our office listed above or shall be sent to us by overnight mail, or overnight courier service at our office listed above.
PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS ARE ALLOWED.
Demand for payment may be made by you hereunder at any time at our office listed above PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO

10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY. PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY, LEGAL HOLIDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.
Drawings in respect of payments hereunder honored by us shall not, in the aggregate, exceed Three Million Five Hundred Thousand Dollars ($3,500,000.00). Each drawing honored by us shall reduce, by the amount of such drawing, the amount available under this Letter of Credit.
This Letter of Credit will expire on __________________, at 5:00 p.m., California time on that date; provided, however, it is a condition of this Letter of Credit that it shall be deemed to be automatically extended for successive terms of one (1) year from the present or any future expiration date hereof, unless at least (30) thirty days prior to any such annual extension date, we shall notify you in writing that we elect not to consider this Letter of Credit extended for any such additional one year period. Upon receipt by you of such notice, you may draw an amount equal to the aggregate undrawn amount hereof by means of your demand accompanied by your written certification (in the form attached hereto as Attachment “B”). IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND __________________.
THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND for THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US $250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

All payments under this Letter of Credit will be made by wire transfer of immediately available funds into the bank account specified by you in the demand certificate. All amounts to be paid under this Letter of Credit shall be made without any deduction, set-off, counterclaim or withholding of any kind.
We hereby agree with you that document(s) drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation and delivery to_________________ Silicon Valley Bank at the address above, if presented on or prior to the expiration date or any automatically extended expiration date. Documents are to be sent in one lot by courier service, overnight mail, or hand delivery.
All banking charges under this Letter of Credit ARE for the account of the Applicant.
For all purposes of this Letter of Credit, “you”, “yours” and other similar terms shall refer to the Beneficiary.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.
This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified, or limited by reference to any document, instrument or agreement referred to herein. Any reference in this Letter of Credit to such documents shall not be deemed to incorporate herein by reference any document, instrument or agreement except for the attached certificates.
Except as stated herein, this Letter of Credit is not subject to any condition or qualification and THE OBLIGATION OF SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF SILICON VALLEY BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

Very truly yours,

BANK

By:
Its:

Attachment A to the
________________ Bank
Irrevocable Standby Letter of Credit
_________________, 20__

Bank

RE:    Drawing Certification of Default and Demand for Payment
Ladies and Gentlemen:
The undersigned hereby certifies to_____________________ Silicon Valley Bank that:
1.    They are the beneficiary under that certain Stand-by Irrevocable Letter of Credit No. ____________, issued by _________________ Silicon Valley Bank dated _______________, 2020 (the “Letter of Credit”).
2.    A default has occurred in connection with the lease between ZipRecruiter, Inc. (“Tenant”) and DARED 89 LLC (“Landlord”) dated    , 2020 (the “Lease”).
3.    The amount of $_____________ is the amount of the default under Section 2 above and such default amount is owing to Landlord pursuant to the Lease.
Demand is hereby made on ___________ Silicon Valley Bank for the sum of $_____________. Please wire transfer said funds to our account at ______________________, Account No. _________. The bank routing number is ________________.
DATED this ____ day of _____________________, ______.

LANDLORD:
[INSERT NAME OF BENEFICIARY]

or

TRANSFEREE of	(Landlord)

Attachment B to the
________________ Bank
Irrevocable Standby Letter of Credit
_________________, 20__

Bank

RE:    Demand for Payment due to Non-Extension of Letter of Credit
Ladies and Gentlemen:
The undersigned hereby certifies that:
1.    They are the beneficiary under that certain Stand-by Irrevocable Letter of Credit No. ____________, issued by _________________ Silicon Valley Bank dated______________, 2001 (the “Letter of Credit”).
2.    Silicon Valley Bank has given notice to the undersigned Beneficiary of the Letter of Credit that it is not extending the Letter of Credit.
3.    The undersigned Beneficiary is owed the amount of $__________________ by ZipRecruiter, Inc. (“Tenant”) pursuant to a lease dated ____________, 2020 with DARED 89 LLC (“Landlord”).
Demand is hereby made on __________________ Silicon Valley Bank for the sum of $__________________ . Please wire transfer said funds to our account at the                         , account number _______________. The bank routing number is _________________.
DATED this ____ day of _____________________, ______.

LANDLORD:
[INSERT NAME OF BENEFICIARY]

or

TRANSFEREE of	(Landlord)

Attachment C
Form of Transfer Form
DATE: ___________________

TO: SILICON VALLEY BANK 3003 TASMAN DRIVE SANTA CLARA, CA 95054 ATTN: GLOBAL TRADE FINANCE STANDBY LETTERS OF CREDIT	RE: IRREVOCABLE STANDBY LETTER OF CREDIT NO. _______________________ ISSUED BY SILICON VALLEY BANK, SANTA CLARA L/C AMOUNT: ________________________
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE

TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,	SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
(BENEFICIARY’S NAME)
(Name of Bank)
(SIGNATURE OF BENEFICIARY)
(Address of Bank)
(NAME AND TITLE)
(City, State, ZIP Code)

EXHIBIT F
SNDA
RECORDING REQUESTED BY
MUFG UNION BANK, N.A.
AND WHEN RECORDED MAIL TO:
MUFG UNION BANK, N.A.
Attn: Collateral Management (T-83E-5122)
P. O. Box 29235
Phoenix, AZ 85038-9235

Space above this line for Recorder’s use.
SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of March , 2020 by and among MUFG Union Bank, N.A. (“Bank”), Dared 89 LLC, an Arizona limited liability company (“Borrower”), (“Collateral Owner”) and ZipRecruiter, Inc., a Delaware corporation (“Tenant”).
RECITALS:
A.    Bank has made or has agreed to make a loan (the “Loan”) to Borrower evidenced by, among other things, a debt instrument executed or to be executed by Borrower in favor of Bank in the principal amount of the Loan (as amended from time to time, the “Note”).
B.    The Note and certain other obligations of Borrower under the Loan are or will be secured by, among other things, a deed of trust (as amended from time to time, the “Deed of Trust”). The Deed of Trust, executed or to be executed by Borrower in favor of Bank, and previously recorded or to be recorded concurrently herewith, encumbers the estate of Borrower in certain real property and improvements commonly known as 4039 East Raymond Street, Phoenix, AZ 85040, and more particularly described on Exhibit A attached hereto (the “Property”).
C.    Borrower has leased a portion of the Property to Tenant subject to the terms and conditions of an unrecorded lease dated March 2, 2020 (as amended from time to time, the “Lease”) covering that certain property commonly known as 4039 East Raymond Street, Phoenix, Arizona 85040 (the “Premises”).

D.    As a condition to making the Loan, Bank requires that Tenant subordinate the Lease to the Deed of Trust and the lien thereof and attorn to Bank as provided below. Tenant is willing to provide such subordination and attornment provided Bank agrees not to disturb Tenant’s right to possession under the Lease as provided below.
AGREEMENT:
For good and valuable consideration, Tenant, Borrower, and Bank agree as follows:
1.    SUBORDINATION. Tenant hereby subordinates the Lease and all rights, remedies and options of Tenant thereunder, including without limitation any option to purchase or right of first refusal to purchase the Property or any part thereof or interest therein, to the Deed of Trust and to the lien thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Deed of Trust had been executed, delivered and recorded prior to the execution and delivery of the Lease.
2.    NON DISTURBANCE. Bank will not join Tenant as a party in any Foreclosure unless the joinder is necessary or desirable to pursue its remedies under the Deed of Trust, and provided that such joinder shall not result in the termination of the Lease or disturb Tenant’s possession of the Premises. In the event of a Foreclosure (defined below), Bank agrees that the leasehold interest of Tenant under the Lease shall not be terminated by reason of the Foreclosure, but rather the Lease shall continue in full force and effect and Bank shall recognize and accept Tenant as tenant under the Lease subject to the provisions of the Lease except as otherwise provided below; provided that, if Tenant shall then be in default under the Lease beyond any notice, grace or cure period, at Bank’s option the Lease shall be terminated by reason of the Foreclosure and Bank shall have no obligation to Tenant under the Lease. As used in this Agreement, “Foreclosure” means any non-judicial or judicial foreclosure or other enforcement of the remedies of the Deed of Trust, or any deed or other transfer in lieu thereof.
3.    ATTORNMENT. In the event of a transfer of Borrower’s interest in the Property to a Purchaser (defined below), Tenant agrees that the Lease of the Premises shall continue in full force and effect and Tenant agrees to attorn to the Purchaser as its landlord under the Lease and to be bound by all of the provisions of the Lease for the balance of the term thereof; provided that, the Purchaser shall not be:
3.1    Liable for any act or omission of any Prior Landlord (defined below) or subject to any offsets or defenses which Tenant might have against any Prior Landlord except (i) offsets specifically provided for in the Lease, or (ii) those which arose out of Prior Landlord’s default under the Lease and continue uncured after Tenant has notified Bank and given Bank an opportunity to cure as provided for in SNDA: Section 5 below;
3.2    Liable for the return of any rental security deposit, or bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one month in advance to any Prior Landlord, except to the extent such sums are actually received by Purchaser;

3.3    Bound by any amendment to the Lease made without Bank’s prior written consent which would (i) reduce the fixed annual rent, additional rent, percentage rent or any other monetary obligations of Tenant under the Lease, (ii) reduce the term of the Lease, (iii) reallocate the responsibility for obtaining any insurance coverage required under the terms of the Lease, (iv) eliminate or substantially modify any representation, warranty, covenant or indemnity of Tenant under the Lease, (v) increase the repair or maintenance obligations of the landlord under the Lease, (vi) result in or make the landlord’s obligations thereunder any more onerous, or (vii) otherwise materially and adversely impact the economics of the Lease to the detriment of the landlord thereunder;
3.4    Liable for obligations which accrue after Purchaser has sold or otherwise transferred its interest in the Property;
3.5    Bound to install, construct or pay for any improvements on the Property, or bound to restore the Property after a casualty for a cost in excess of proceeds recovered under any insurance required to be carried under the Lease (excluding the deductible), or bound to restore the Property after a taking for a cost in excess of any condemnation award, but in each event, Tenant shall maintain a termination right if the Property is not fully restored;
3.6    Bound by any notice of termination, cancellation or surrender of the Lease made without Bank’s prior written consent unless the Lease expressly grants to Tenant the right to terminate or cancel the Lease in such circumstances;
3.7    Bound by any representation, warranty, covenant or indemnity contained in the Lease except to the extent that Bank’s affirmative act(s) constitute or result in a violation of any such representation, warranty, covenant or indemnity; provided, however, in no event shall Bank be bound by any representation, warranty, covenant or indemnity relating to the title, zoning designation, permitted use of the Property, or sufficiency of the Property for any use, or any matters related to the foregoing, and none of the foregoing exceptions shall apply to such representations, warranties, covenants or indemnities; and
3.8    Bound by any option to purchase or right of first refusal with respect to the Property or any portion thereof.
This attornment shall be immediately effective and self-operative, without the execution of any further instrument, upon Purchaser’s acquisition of Borrower’s interest in the Property. As used in this Agreement, “Purchaser” means any transferee, including Bank, of Borrower’s rest in the Property pursuant to a Foreclosure, and the successors and assigns of such transferee, and “Prior Landlord” means any landlord, including Borrower, under the Lease prior in time to Purchaser.
4.    NOTICE TO TENANT; RENTALS DUE TO BANK. After written notice is given to Tenant by Bank that Borrower is in default under the Loan and that the rentals under the Lease should be paid to Bank pursuant to the terms of the Deed of Trust, Tenant shall thereafter pay to Bank all rent and all other sums due Borrower under the Lease, and Borrower hereby irrevocably authorizes Tenant to make such payments to Bank and releases and discharges Tenant of and from any liability to Borrower on account of any such payments. Borrower shall hold Tenant harmless against any claim relating to such payments to Bank.
5.    NOTICE TO BANK AND RIGHT TO CURE. Tenant shall provide written notice to Bank of any default by Borrower under the Lease and Tenant agrees that no notice of termination of the Lease or of an abatement of rent (except for rights to abate rent specifically set forth in the Lease) shall be effective unless Bank shall have received written notice of default giving rise to such termination or abatement and shall have failed within 30 days after receipt of such notice to cure such default, or if such default cannot be cured within 30 days, shall have failed within 30 days after receipt of such notice to commence and thereafter diligently pursue any action necessary to cure such default, including without limitation any action to obtain possession of the Property. Notwithstanding the foregoing, Bank shall have no obligation to cure any such default.
6.    MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of Bank and Tenant and their respective successors and assigns. This Agreement shall be governed and interpreted under the laws of the state where the Property is located. This Agreement is the entire agreement of the parties and supersedes any prior agreement with respect to its subject matter, and no provision of this Agreement may be waived or modified except in a writing signed by all parties. If any lawsuit, arbitration or other proceeding is brought under this Agreement, the prevailing party shall be entitled to recover the reasonable fees and costs of its attorneys in such proceeding. If any provision of this Agreement is held to be invalid or unenforceable in any respect, this Agreement shall be construed without such provision. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same document. Tenant represents and warrants to Bank that this Agreement is a valid and binding agreement of Tenant and the person(s) executing this Agreement on behalf of Tenant have the authority to do so.

IN WITNESS WHEREOF, Bank, Borrower, and Tenant have duly executed this Agreement as of the date first above written.

BANK:

MUFG Union Bank, N.A.

By:
Name:
Title:

BORROWER:

Dared 89 LLC an Arizona limited liability company

By:	Douglas Allred Company,
a California corporation
Its Manager

By:
Name:	Bryan D. Putnam
Title:	Chief Financial Officer

TENANT:

ZipRecruiter, Inc.
A Delaware Corporation

By:
Name:
Title:

EXHIBIT “A”
LEGAL DESCRIPTION OF PROPERTY
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:
LOTS 5 AND 6 AND A PORTION OF LOT 7, OF MARICOPA FREEWAY CENTER UNIT 1 NORTH, A SUBDIVISION RECORDED IN BOOK 129 OF MAPS, PAGE 12, RECORDS OF MARICOPA COUNTY, ARIZONA LOCATED IN THE SOUTHWEST QUARTER OF SECTION 19, TOWNSHIP 1 NORTH, RANGE 4 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT THE CITY OF PHOENIX BRASS CAP IN HANDHOLE MARKING THE SOUTHWEST CORNER OF SAID SECTION 19 FROM WHICH A CITY OF PHOENIX BRASS CAP FLUSH MARKING THE WEST QUARTER CORNER OF SAID SECTION 19 BEARS NORTH 00 DEGREES 59 MINUTES 35 SECONDS WEST 2657.05 FEET, SAID DESCRIBED LINE BEING THE BASIS OF BEARING FOR THIS DESCRIPTION;
THENCE NORTH 00 DEGREES 59 MINUTES 35 SECONDS WEST 1608.56 FEET ALONG THE WEST LINE OF SAID SOUTHWEST QUARTER TO THE NORTH LINE OF THE STATE HIGHWAY WARRANTY DEED RECORDED IN DOCKET 6535, PAGE 303, RECORDS OF MARICOPA COUNTY, ARIZONA;
THENCE SOUTH 85 DEGREES 21 MINUTES 12 SECONDS EAST 104.44 FEET ALONG SAID NORTH LINE TO THE SOUTHWEST CORNER OF SAID LOT 5;
THENCE NORTH 02 DEGREES 12 MINUTES 31 SECONDS WEST 76.69 FEET ALONG THE WEST LINE OF SAID LOT 5 TO THE NORTH RIGHT OF WAY LINE OF INTERSTATE 10 RECORDED IN DOCUMENT NO. 2012-1179766, RECORDS OF MARICOPA COUNTY, ARIZONA AND THE POINT OF BEGINNING;
THENCE CONTINUING NORTH 02 DEGREES 12 MINUTES 31 SECONDS WEST 541.94 FEET TO THE NORTHWEST CORNER OF SAID LOT 5 AND THE BEGINNING OF A NON-TANGENT CURVE TO THE RIGHT THE CENTER OF WHICH BEARS SOUTH 00 DEGREES 34 MINUTES 42 SECONDS EAST 542.96 FEET;
THENCE EASTERLY ALONG SAID NORTH LINE AND THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 19 DEGREES 26 MINUTES 36 SECONDS, AN ARC LENGTH OF 184.25 FEET;
THENCE SOUTH 71 DEGREES 14 MINUTES 45 SECONDS EAST 99.86 FEET CONTINUING ALONG NORTH LINE OF SAID LOT 5 AND 6 TO THE BEGINNING OF A NON-TANGENT CURVE TO THE LEFT THE CENTER OF WHICH BEARS NORTH 18 DEGREES 54 MINUTES 21 SECONDS EAST 602.96 FEET;

THENCE EASTERLY ALONG SAID NORTH LINE AND THE ARC OF SAID CURVE THROUGH A CENTRAL ANGLE OF 19 DEGREES 37 MINUTES 50 SECONDS, AN ARC LENGTH OF 206.58 FEET TO THE NORTHWEST CORNER OF SAID LOT 7;
THENCE NORTH 89 DEGREES 15 MINUTES 49 SECONDS EAST 135.32 FEET ALONG THE NORTH LINE OF SAID LOT 7;
THENCE SOUTH 04 DEGREES 38 MINUTES 17 SECONDS WEST 289.34 FEET; THENCE SOUTH 85 DEGREES 21 MINUTES 12 SECONDS EAST 24.04 FEET;
THENCE SOUTH 04 DEGREES 38 MINUTES 48 SECONDS WEST 213.37 FEET TO NORTH RIGHT OF WAY LINE OF SAID INTERSTATE 10;
THENCE NORTH 85 DEGREES 01 MINUTES 21 SECONDS WEST 164.97 FEET ALONG SAID RIGHT OF WAY LINE;
THENCE NORTH 82 DEGREES 56 MINUTES 45 SECONDS WEST 99.87 FEET CONTINUING ALONG SAID RIGHT OF WAY LINE;
THENCE NORTH 85 DEGREES 05 MINUTES 21 SECONDS WEST 313.98 FEET CONTINUING ALONG SAID RIGHT OF WAY LINE TO THE POINT OF BEGINNING;

CALIFORNIA NOTARY ACKNOWLEDGMENT FORM

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California		)

County of		)

On		before me,		, Notary Public,
	Date		Name

Personally appeared
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
Signature of Notary Public
(Place Notary Seal Above)

CALIFORNIA NOTARY ACKNOWLEDGMENT FORM

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California		)

County of		)

On		before me,		, Notary Public,
	Date		Name

Personally appeared
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
Signature of Notary Public
(Place Notary Seal Above)

INSERT TENANT FORM OF NOTARY